UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
  ___________________________________

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
PLANET LABS PBC
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

planet.

2024 Proxy Statement and Notice of 2024 Annual Meeting of Stockholders

JULY 11, 2024 • 10:00 A.M. (PACIFIC TIME)

Planet Labs PBC
645 Harrison Street, Floor 4
San Francisco, California 94107

July 11, 2024
10:00 a.m. (Pacific Time)

Dear Planet Stockholders:

You are cordially invited to the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Planet Labs PBC (“Planet” or the “Company”), which will be held on Thursday, July 11, 2024 at 10:00 a.m. Planet’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PL2024. Utilizing a virtual meeting format will allow stockholders to participate from any location and we expect will lead to increased attendance, improved communications, and cost savings for Planet’s stockholders and the Company.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received Planet’s Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote your shares electronically, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,
William Marshall
Chairperson of the Board and Chief Executive Officer
May 29, 2024

PLANET LABS PBC
645 Harrison Street, Floor 4, San Francisco, CA 94107
___________________________________________________
Notice of Annual Meeting of Stockholders
___________________________________________________
To be held Thursday, July 11, 2024 at 10:00 a.m. PT
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (together with any postponements, adjournments or continuations thereof, the “Annual Meeting”) of Planet Labs PBC, a Delaware public benefit corporation (“Planet” or the “Company”), will be held at 10:00 a.m., Pacific Time, on Thursday, July 11, 2024. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PL2024. At the Annual Meeting, stockholders will consider and vote on the following matters:
1.To elect Kristen Robinson, Carl Bass and Ita Brennan as Class III Directors to serve until the 2027 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;
2.To elect Susan Wojcicki as a Class II Director to serve until the 2026 annual meeting of stockholders and until her successor shall have been duly elected and qualified;
3.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025;
4.To approve, on a non-binding advisory basis, the compensation of our named executive officers; and
5.To transact such other business as may properly come before the Annual Meeting.
Holders of record of Planet’s outstanding shares of Class A common stock and Class B common stock at the close of business on May 15, 2024, are entitled to notice of and to vote at the Annual Meeting. A list of the names of these stockholders will be open to the examination of any stockholder of record at our principal executive offices at 645 Harrison Street, Floor 4, San Francisco, California 94107 for a period of ten days ending on the day before the date of the Annual Meeting for a purpose germane to the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will help ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. If, for any reason, you desire to revoke or change your proxy, you may do so at any time before it is exercised, such that submitting your proxy now will not prevent you from voting your shares at the Annual Meeting. The proxy is solicited by the board of directors of Planet.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
Our proxy materials, including the proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended January 31, 2024, are being made available on our website at https://investors.planet.com, as well as at the following website: http://www.proxyvote.com. We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.
By Order of the Board of Directors
William Marshall
Chairperson of the Board and Chief Executive Officer
San Francisco, California
May 29, 2024

PLANET LABS PBC
645 Harrison Street, Floor 4, San Francisco, CA 94107
___________________________________________________
PROXY STATEMENT
___________________________________________________
Annual Meeting to be held Thursday, July 11, 2024 at 10:00 a.m. PT

This proxy statement is furnished in connection with the solicitation by the board of directors of Planet Labs PBC (“Planet” or the “Company”) of proxies to be voted at Planet’s Annual Meeting of Stockholders to be held on Thursday, July 11, 2024 (together with any postponements, adjournments or continuations thereof, the “Annual Meeting”), at 10:00 a.m., Pacific Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PL2024 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials.
Holders of record of outstanding shares of Class A common stock and Class B common stock (collectively, the “common stock”) at the close of business on May 15, 2024 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 269,599,722 shares of Class A common stock and 21,157,586 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting.
On or around May 29, 2024, we expect to mail to stockholders entitled to notice of and to vote at the Annual Meeting, the Notice of Internet Availability containing instructions on how to access our proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the year ended January 31, 2024.

NOTE REGARDING BUSINESS COMBINATION

On July 7, 2021, Planet Labs Inc. (“Former Planet”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with dMY Technology Group, Inc. IV (“dMY IV”), a special purpose acquisition company (“SPAC”) incorporated in Delaware on December 15, 2020, Photon Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of dMY IV (“First Merger Sub”), and Photon Merger Sub Two, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of dMY IV. Pursuant to the Merger Agreement, upon the favorable vote of dMY IV’s stockholders on December 3, 2021, on December 7, 2021, the First Merger Sub merged with and into Former Planet (the “Surviving Corporation”), with Former Planet surviving the merger as a wholly owned subsidiary of dMY IV (the “First Merger”), and pursuant to Former Planet’s election immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation merged with and into dMY IV, with dMY IV surviving the merger (the “Business Combination”). Following the completion of the Business Combination, dMY IV was renamed Planet Labs PBC.

PLANET LABS PBC	PROXY STATEMENT	1

PLANET LABS PBC
___________________________________
PROXY STATEMENT
___________________________________

PLANET LABS PBC	PROXY STATEMENT	2

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JULY 11, 2024
___________________________________________________
This Proxy Statement and our 2024 Annual Report on Form 10-K are available at http://www.proxyvote.com/
Proposals to be Submitted to Stockholders
At the Annual Meeting, stockholders will consider and vote on the following matters:
1.To elect Kristen Robinson, Carl Bass and Ita Brennan as Class III Directors to serve until the 2027 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;
2.To elect Susan Wojcicki as a Class II Director to serve until the 2026 annual meeting of stockholders and until her successor shall have been duly elected and qualified;
3.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025; and
4.To approve, on a non-binding advisory basis, the compensation of our named executive officers.
The stockholders will also act on any other business that may properly come before the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board
The board of directors of the Company recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and our board of directors recommends that you vote:
1.FOR the election of Kristen Robinson, Carl Bass and Ita Brennan as Class III Directors to serve until the 2027 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;
2.FOR the election of Susan Wojcicki as a Class II Director to serve until the 2026 annual meeting of stockholders and until her successor shall have been duly elected and qualified;
3.FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025; and
4.FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

PLANET LABS PBC	PROXY STATEMENT	3

Information About this Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials because Planet’s board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Planet is making this proxy statement and its Annual Report on Form 10-K for the fiscal year ended January 31, 2024 (the “2024 Annual Report”) available to its stockholders electronically via the Internet. On or about May 29, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement and the 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Internet Notice. We highly encourage stockholders to take advantage of the availability of the proxy materials online as it is more convenient, helps reduce the environmental impact of this and future annual meetings, and would reduce Planet’s printing and mailing costs.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate set of proxy materials, as requested, to any stockholder at the shared address to which a single set of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one set of future proxy materials for your household, please contact Broadridge at the above phone number or address.
We encourage you to contact the bank, broker, or other nominee that holds your shares to elect into the householding procedures if you are receiving more than one copy of the proxy materials at a single address.
Stockholder Proposals and Nominations to the Board of Directors
Stockholders may present proper proposals for inclusion in the proxy materials for the 2025 annual meeting of stockholders by submitting their proposals in a timely manner in writing to the Company Secretary at 645 Harrison Street, Floor 4, San Francisco, CA 94107. For a stockholder proposal to be considered for inclusion in the proxy materials for the 2025 annual meeting of stockholders, the Company Secretary must receive the written proposal on or before January 29, 2025. In addition, stockholder proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Planet’s bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in Planet’s proxy materials. Planet’s bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in a notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise brought before the meeting by or at the direction of the board of directors or (iii) otherwise properly brought before the meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to the Company Secretary, which notice must contain the information specified in Planet’s bylaws, and complied with the other procedural and substantive requirements of Planet’s bylaws. If a stockholder who has notified Planet of its intention to present a proposal at an annual meeting of stockholders does not appear to present such proposal at such annual meeting, Planet is not required to present the proposal for a vote at such annual meeting.
Planet’s bylaws also establish an advance notice procedure for stockholders to nominate candidates for election as a director at an annual meeting of stockholders. The proposal for director nominations must be delivered to, or mailed and received by, the Company Secretary at the principal executive offices of the Company, in writing and in proper form, and must set forth the information required by Planet’s bylaws and comply with the requirements of Rule 14a-19 under the Exchange Act. To be timely for the 2025 annual meeting of stockholders under Planet’s advance notice bylaws, stockholder proposals for matters for consideration at the 2025 annual meeting of stockholders, but not intended to be included in Planet’s proxy materials, and director nominations must be received no earlier than 8:00 a.m. PT on March 13, 2025 and no later than 5:00 p.m. PT on

PLANET LABS PBC	PROXY STATEMENT	4

April 12, 2025. In the event the 2025 annual meeting of stockholders is held more than 30 days from the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in the 2025 proxy materials must be received no earlier than 8:00 a.m. PT on the 120th day before the 2025 annual meeting of stockholders and no later than 5:00 p.m. PT on the 90th day prior to the 2025 annual meeting of stockholders, or, if later, the 10th day following the day on which public disclosure (as defined in Planet’s bylaws) of the date of the 2025 annual meeting of stockholders is first made by the Company.

PLANET LABS PBC	PROXY STATEMENT	5

Fiscal Year 2024 HIGHLIGHTS
The below information highlights some of our financial performance and governance programs for the fiscal year ended January 31, 2024 (“fiscal year 2024”). The summary does not contain all of the information that you should consider, and we encourage you to read the entire proxy statement and related proxy materials before voting.
Financial Results
•Full year revenue increased 15% year-over-year to $220.7 million for fiscal year 2024, from $191.3 million for the fiscal year ended January 31, 2023 (“fiscal year 2023”).
•End of Period Customer Count (as defined in our 2024 Annual Report) increased 15% year-over-year to 1,018 customers for fiscal year 2024, from 882 customers for fiscal year 2023.
•Full year gross margin expanded to 51%, compared to 49% in fiscal year 2023.
•Ended fiscal year 2024 with $298.9 million in cash and cash equivalents and no debt.
Corporate Governance and Sustainability
•Currently, 75% of our board of directors is independent. Only our two co-founders, who are also members of our executive team, are not independent.
•All standing board of director committees are composed solely of independent members.
•Currently, 66% of our independent directors are women and all of our board's committees are chaired by women.
•Separate roles of chairperson and lead independent director.
•No related party transactions with any directors or executive officers entered into during fiscal year 2024.
•In fiscal year 2024, we adopted a robust clawback policy in compliance with SEC and NYSE rules, providing a means of direct accountability of our executive officers in the event of a restatement of our financial statements.
•In fiscal year 2024, we established our management risk committee, to further strengthen our internal risk management structure at the management level.
•During fiscal year 2024, we published our first ESG Report and our first PBC Report, each of which is available at https://www.planet.com/esg. None of the information contained on, or that can be accessed through, our website is incorporated by reference into, or constitutes a part of, this proxy statement.

PLANET LABS PBC	PROXY STATEMENT	6

QUESTIONS AND ANSWERS
Who is entitled to vote at the annual meeting?
The Record Date for the Annual Meeting is the close of business on May 15, 2024. You are entitled to vote at the Annual Meeting only if you were a stockholder of our common stock of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting and/or vote over the Internet. Each share of our Class A common stock entitles its holders as of the Record Date to one vote per share on all matters presented to our stockholders at the Annual Meeting, and each share of our Class B common stock entitles its holders as of the Record Date to twenty votes per share on all matters presented to our stockholders at the Annual Meeting. Stockholders do not have cumulative voting rights. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote except as required by law or our certificate of incorporation. At the close of business on the Record Date, there were 269,599,722 shares of our Class A common stock and 21,157,586 shares of our Class B common stock issued and outstanding and entitled to vote at the Annual Meeting.
A list of the names of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder of record at our principal executive offices at 645 Harrison Street, Floor 4, San Francisco, California 94107 for a period of ten days ending on the day before the date of the Annual Meeting, for a purpose germane to the Annual Meeting. Please contact our Company Secretary, Planet Labs PBC, 645 Harrison Street, Floor 4, San Francisco, California 94107, if you wish to examine the list prior to the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (or stockholder of record) holds shares in their own name. Shares held in “street name” are held in the name of a bank, broker, or other nominee on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank, broker, or other nominee, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, our proxy materials are being provided to you by your bank, broker, or other nominee along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank, broker, or other nominee how to vote your shares, and such bank, broker, or other nominee is required to vote your shares in accordance with your instructions. If you have not received a 16-digit control number, you should contact your bank, broker, or other nominee to obtain your control number or otherwise vote through the bank, broker, or other nominee.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting of the holders of a majority in voting power of the capital stock issued, outstanding, and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, on the Record Date will constitute a quorum. A quorum, once established at the Annual Meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in the Company’s bylaws, until a quorum is present or represented.
Who can attend and vote at the Annual Meeting?
You may attend and vote at the Annual Meeting only if you are a Planet stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow greater participation. You will be able to attend the Annual Meeting and submit your questions by visiting the following website: www.virtualshareholdermeeting.com/PL2024. You will also be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card, or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m., Pacific Time. We encourage you to access the Annual Meeting prior to the start time. You may log into the virtual meeting 15 minutes prior to the meeting time, and you should allow ample time for check-in procedures. If you hold your shares through a bank, broker, or other nominee, instructions should also be provided on the voting instruction card provided by your bank, broker, or other nominee. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote or ask questions.

PLANET LABS PBC	PROXY STATEMENT	7

Why is the Annual Meeting held virtually?
We are eager to provide expanded access, improved communication, and cost savings for us and our stockholders by holding our Annual Meeting virtually. We believe the virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. As part of our effort to maintain easy access for our directors, members of management, and stockholders who wish to attend the Annual Meeting, we believe that hosting a virtual meeting is in the best interests of the Company and such attendees of the Annual Meeting. Furthermore, we believe that a virtual meeting will reduce environmental impacts associated with hosting in-person stockholder meetings. We have designed our virtual meeting to provide the same rights and opportunities for our stockholders to participate as they would have at an in-person meeting, such as the right to vote and ask questions during the Annual Meeting.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, technical support numbers will be available on the meeting website: www.virtualshareholdermeeting.com/PL2024.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically during the meeting. If you are a stockholder of record, in addition to voting during the virtual Annual Meeting, there are three ways to vote by proxy:
1.Online Prior to the Annual Meeting. You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
2.By Phone. You can vote by telephone by calling (800) 690-6903 and following the instructions on the proxy card; or
3.By Mail. You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 8:59 p.m., Pacific Time, on July 10, 2024. Stockholders may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/PL2024 and entering the 16-digit control number included on your Internet Notice, proxy card, or the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 10:00 a.m., Pacific Time, on July 11, 2024.
If your shares are held in street name through a bank, broker, or other nominee, you will receive instructions on how to vote from the bank, broker, or nominee. You must follow their instructions in order for your shares to be voted. Like stockholders of record, you are invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you follow your broker’s, bank’s, or other nominee’s procedures for obtaining a legal proxy from it, as the stockholder of record.
Can I change or revoke my vote after I submit my proxy?
Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:
•Online Prior to the Annual Meeting. You may change your vote using the online voting method described above, in which case only your latest internet proxy submitted prior to the Annual Meeting will be counted.
•Online During the Annual Meeting. You may change your vote by attending the Annual Meeting virtually and voting at the Annual Meeting. Attendance at the meeting will not, by itself, cause your previously granted proxy to be revoked.
•By Phone. You may change your vote using the phone voting method described above, in which case only your latest telephone proxy submitted prior to the Annual Meeting will be counted.
•By Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only your latest proxy card or voting instruction form received prior to the Annual Meeting will be counted. You may also revoke your proxy by providing written notice of revocation to the Company Secretary before the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your virtual attendance at the Annual Meeting by itself will not revoke your proxy.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker, or other nominee, or you may vote electronically during the Annual Meeting.

PLANET LABS PBC	PROXY STATEMENT	8

Who will count the votes?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.
Who is responsible for proxy solicitation costs?
The accompanying proxy is solicited by and on behalf of our board of directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition, we may reimburse banks, brokers, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers, and employees, personally or by mail, telephone, facsimile, email, or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our board of directors. Our board of director’s recommendations are indicated on page 3 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Vote Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Class III Directors	The plurality of the votes cast. This means that the three nominees for Class III Directors receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Election of Class II Director	The affirmative “FOR” vote of the holders of a majority of the voting power of all of the then outstanding shares of our common stock entitled to vote is required to elect Susan Wojcicki as a Class II Director and fill the newly created ninth seat on our board of directors.	Abstentions and broker non-votes will have the same effect as a vote against this proposal.
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect, though we do not expect any broker non-votes on this proposal.
Proposal 4: Approval, on a non-binding advisory basis, of the compensation of our named executive officers	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect.

PLANET LABS PBC	PROXY STATEMENT	9

What is an abstention and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of the Class III Directors, or an “abstention,” in the case of the other proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of the Class III Directors. Abstentions will have the same effect as a vote against the election of Susan Wojcicki as a Class II Director. Abstentions will have no effect on the ratification of the appointment of KPMG LLP, or the approval, on a non-binding advisory basis, of the compensation of our named executive officers.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on “routine matters” without instructions from the beneficial owner of those shares. The only routine matter that is expected to be presented at the Annual Meeting is Proposal No. 3, relating to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors or the non-binding advisory votes related to executive compensation. Broker non-votes count for purposes of determining whether a quorum is present. Broker non-votes will have no effect on the election of the Class III Directors, the ratification of the appointment of KPMG LLP, or the approval, on a non-binding advisory basis, of the compensation of our named executive officers, though we do not expect any broker non-votes on the ratification of the appointment of KPMG LLP. Broker non-votes will have the same effect as a vote against the election of Susan Wojcicki as a Class II Director.
Where can I find the voting results of the Annual Meeting?
We will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.
Will there be a question-and-answer session during the Annual Meeting?
Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. We may combine or group together substantially similar questions to avoid repetition, and reserve the right to edit profanity or other inappropriate language, as well as exclude questions that are not pertinent to meeting matters or Company business.
Can I receive next year’s proxy materials by email?
Yes. All stockholders who have active email accounts and Internet access may sign up for email delivery of proxy materials. To sign up, go to https://enroll.icsdelivery.com/PL. If you have multiple registered or beneficial accounts, you need to enroll for each account. If you elect to receive proxy materials by email, we will not mail you any proxy-related materials next year. Your enrollment in the email program will remain in effect as long as your account remains active or until you cancel it.

PLANET LABS PBC	PROXY STATEMENT	10

PROPOSAL NO. 1
ELECTION OF CLASS III DIRECTORS
At the Annual Meeting, three (3) Class III Directors are to be elected to hold office until the annual meeting of stockholders to be held in 2027 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
The proposal regarding the election of Class III Directors requires the approval of a plurality of the votes cast. This means that the three nominees for Class III Director receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.
Our board of directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class III, whose current term expires at the Annual Meeting and whose subsequent term will expire at the 2027 annual meeting of stockholders; Class I, whose current term will expire at the 2025 annual meeting of stockholders; and Class II, whose current term will expire at the 2026 Annual Meeting of Stockholders. The current Class I Directors are William Marshall, Robert Schingler, Jr. and J. Heidi Roizen, the current Class II Directors are Niccolo de Masi and Vijaya Gadde; and the current Class III Directors are Kristen Robinson, Carl Bass and Ita Brennan. The current Class III Directors are standing for election by the stockholders for the first time. Additionally, our board of directors has resolved to increase the size of our board from eight (8) directors to nine (9) directors, and has nominated Susan Wojcicki as a Class II Director for election at the Annual Meeting.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented by the proxy for the election of Mses. Brennan and Robinson and Mr. Bass as members of our board of directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by our board of directors or our board of directors may elect to reduce its size. Our board of directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.
Vote Required
The proposal regarding the election of the Class III Directors requires the approval of a plurality of the votes cast. This means that the three nominees for Class III Director receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors

Our board of directors unanimously recommends that you vote “FOR” the election of each of Kristen Robinson, Carl Bass and Ita Brennan as a Class III Director.

PLANET LABS PBC	PROXY STATEMENT	11

PROPOSAL NO. 2
ELECTION OF CLASS II DIRECTOR
Our board of directors has resolved to increase the size of our board from eight (8) directors to nine (9) directors, and has nominated Susan Wojcicki as a Class II Director for election at the Annual Meeting to hold office until the annual meeting of stockholders to be held in 2026 and until her successor is elected and qualified or until her earlier death, resignation or removal.
The proposal regarding the election of Susan Wojcicki as a Class II Director to fill the newly created ninth seat on our board of directors requires the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our common stock entitled to vote. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented by the proxy for the election of Ms. Wojcicki as a member of our board of directors. Ms. Wojcicki is standing for election by our stockholders for the first time and was recommended for consideration as a director to the nominating and corporate governance committee by non-management directors of the Company. There are no arrangements or understandings between Ms. Wojcicki and any other persons pursuant to which she was or is to be selected as a direct or nominee. In the event the nominee should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by our board of directors or our board of directors may elect to reduce its size. Our board of directors has no reason to believe that Ms. Wojcicki will be unable to serve if elected. Ms. Wojcicki has consented to being named in this proxy statement and to serve if elected.
Vote Required
The proposal regarding the election of Susan Wojcicki as a Class II Director to fill the newly created ninth seat on our board of directors requires the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our common stock entitled to vote. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that you vote "FOR" the election of Susan Wojcicki for the newly created ninth seat on our board of directors as a Class II Director.

PLANET LABS PBC	PROXY STATEMENT	12

DIRECTOR BIOGRAPHIES
NOMINEES FOR CLASS III DIRECTORS (CURRENT TERMS TO EXPIRE AT THE ANNUAL MEETING)
The nominees for election to our board of directors as Class III Directors are as follows:

Name	Position	Age
Kristen Robinson	Director	61
Carl Bass	Director	67
Ita Brennan	Director	57
Kristen Robinson has served as a director of Planet since November 2022. Ms. Robinson has served as a member of the board of directors of Verint Systems Inc. (Nasdaq: VRNT) since February 2022 and as an advisory council member at Betterworks, Inc. since September 2017. Recently, Ms. Robinson served as the Chief People Officer at Splunk Inc. (Nasdaq: SPLK), a software platform provider from January 2020 until July 2022. Previously, Ms. Robinson served as the Chief Human Resources Officer at Pandora Media Inc., a subscription-based music streaming service, from March 2014 until April 2019. Ms. Robinson has served in similar positions at other software and technology companies, including Yahoo! Inc., Verigy Ltd., Agilent Technologies, Inc. (NYSE: A) and HP, Inc. (NYSE: HPQ), as well as in other business roles, including as a CPA, roles in finance, marketing and new venture general management. Ms. Robinson is also an honorary advisor to Her Allies Inc. and a member of the organization How Women Lead, where she acts as an advisor in their Women Leaders of the World program. Ms. Robinson holds an MBA from Northwestern University and a BS in Accounting from Boston College. We believe Ms. Robinson is qualified to serve as a member of our board of directors due to her broad understanding of various aspects of business management and extensive experience as a human resources executive at a number of global public companies.
Carl Bass joined Planet’s board in 2016 and has been a member of the board of directors of Planet Labs PBC since the consummation of the Business Combination in December 2021. Mr. Bass has held numerous board member positions at public technology companies and has held multiple executive roles in the technology industry. Recently, Mr. Bass served as the lead independent director of Zendesk Inc. (NYSE: ZEN), a customer service software company, from February 2016 to July 2022, and served as a director at Box, Inc. (NYSE: BOX), a cloud software company, from May 2020 to March 2022. Previously, Mr. Bass served on the board of directors of Ouster, Inc. (NYSE: OUST), a software company, from March 2021 to June 2021, on the board of directors of Agile Growth Corp. (Nasdaq: AGCR), a special purpose acquisition company, from February 2021 to February 2022, as the President and Chief Executive Officer at Autodesk, Inc. (Nasdaq: ADSK), a software company, from May 2006 to February 2017, as the Interim Chief Financial Officer of Autodesk from August 2014 to November 2014 and on the board of directors of Autodesk from January 2006 to June 2018. Prior to Autodesk, Mr. Bass co-founded Ithaca Software and Buzzsaw.com (both acquired by Autodesk). Mr. Bass has also served on the board of directors of HP, Inc. (NYSE: HPQ) from November 2015 to September 2017, and on the board of directors of E2open, Inc. (NYSE: ETWO) from July 2011 until it was acquired by Insight Venture Partners in March 2015. Mr. Bass also served on the board of directors of other technology companies, including Arris Composites, Built Robotics, Bright Machines, VELO3D (NYSE: VLD), and Formlabs. In addition, Mr. Bass serves on the board of trustees of the California College of the Arts, and on the advisory boards of Cornell Computing and Information Science, UC Berkeley School of Information, and UC Berkeley College of Engineering. Mr. Bass holds a B.A. in mathematics from Cornell University. We believe Mr. Bass is qualified to serve as a member of our board of directors due to his extensive executive experience in the technology sector, and public company board experience at technology companies.
Ita Brennan joined Planet’s board in June 2021 and has served on the board of directors of Planet Labs PBC since the consummation of the Business Combination in December 2021. Ms. Brennan has been a member of the board of directors of Cadence Design Systems, Inc. (Nasdaq: CDNS), a multinational computational software company, since March 2020. Previously, Ms. Brennan served as Chief Financial Officer at Arista Networks, Inc. (NYSE: ANET), a cloud networking solutions company, from May 2015 to March 2024. Prior to that, Ms. Brennan served as Chief Financial Officer of QuantumScape Corporation (NYSE: QS), a designer and manufacturer of solid-state lithium metal batteries, from March 2014 to May 2015. Prior to joining QuantumScape Corporation, Ms. Brennan held various roles at Infinera Corporation (Nasdaq: INFN), an intelligent transport networking company, most recently as Chief Financial Officer from July 2010 to February 2014 and Vice President of Finance and Corporate Controller from July 2006 to July 2010. From 1997 to 2006, Ms. Brennan held various roles at Maxtor Corporation, a multi-billion dollar information storage solutions company, including Vice President of Finance for the company’s worldwide operations. She previously served as a member of the board of directors of LogMeIn, Inc., a provider of web-based remote access software and services, from November 2018 to August 2020. Ms. Brennan is a fellow of the Institute of Chartered Accountants and a public accounting alumna of Deloitte & Touche, having worked at the firm in both Ireland and the U.S. We believe Ms. Brennan is qualified to serve as a member of our board of directors due to her extensive executive experience and public company board experience at technology companies.

PLANET LABS PBC	PROXY STATEMENT	13

NOMINEE FOR NEWLY CREATED NINTH SEAT OF THE BOARD OF DIRECTORS TO SERVE AS CLASS II DIRECTOR (TERM TO EXPIRE AT THE 2026 ANNUAL MEETING)
The nominee for election to our board of directors as a Class II Director is as follows:

Name	Position	Age
Susan Wojcicki	Director	55
Susan Wojcicki has served as a member of the board of director of Salesforce, Inc. (NYSE: CRM) since December 2014. Recently, Ms. Wojcicki served as CEO of YouTube, a digital video platform and subsidiary of Alphabet Inc. (previously Google Inc.), from February 2014 to February 2023. Prior to joining YouTube, Susan was Senior Vice President of Advertising & Commerce at Google, where she oversaw the design and engineering of AdWords, AdSense, DoubleClick, and Google Analytics. Ms. Wojcicki joined Google in 1999 as the company's first marketing manager and led the initial development of several key consumer products including Google Images and Google Books. Prior to Google, Ms. Wojcicki worked at Intel Corporation and served as a management consultant at consulting firms Bain & Company and R.B. Webber & Company. In 2015, she was named to Time’s list of the 100 most influential people in the world. Ms. Wojcicki received her A.B. in history and literature from Harvard University, M.S. in economics from the University of California, Santa Cruz and M.B.A. from the University of California, Los Angeles. We believe Ms. Wojcicki is qualified to serve as a member of our board of directors due to her extensive experience with technology organizations and public company governance.

PLANET LABS PBC	PROXY STATEMENT	14

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS: CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2025 ANNUAL MEETING)
The current members of our board of directors who are Class I Directors are as follows:

Name	Position	Age
William Marshall	Chairperson, Co-Founder and Chief Executive Officer	45
Robert Schingler, Jr.	Director, Co-Founder and Chief Strategy Officer	45
J. Heidi Roizen	Director	66
William Marshall has served as a director of Planet since he co-founded Planet in 2010 under the name Cosmogia Inc., and has served as Planet’s Chief Executive Officer since his appointment in 2011, during which time he also held the title of Chief Scientist at Planet. He has served as a director and the Chairperson of the board of directors and Chief Executive Officer of Planet Labs PBC since the consummation of the Business Combination in December 2021. Previously, Dr. Marshall was a Scientist at NASA/USRA where he helped formulate the Small Spacecraft Office at NASA Ames Research Center, worked as a systems engineer on lunar orbiter mission “LADEE” and a member of the science team for the lunar impactor mission “LCROSS,” served as Co-Principal Investigator on PhoneSat, and was the technical lead on research projects in space debris remediation. Dr. Marshall holds a Ph.D. in Physics from the University of Oxford and a Masters in Physics with Space Science and Technology from the University of Leicester. He was also a Postdoctoral Fellow at George Washington University and Harvard University. We believe Dr. Marshall is qualified to serve as a member of our board of directors due to his technical expertise, industry knowledge, and his history as Planet’s co-founder.
Robert (Robbie) Schingler, Jr. co-founded Planet in 2010 under the name Cosmogia Inc. He has served as a director of Planet since 2011 and as Planet’s Chief Strategy Officer since 2015, during which time he also held the title of Chief Operating Officer and Chief Financial Officer at Planet. He has served as a director and the Chief Strategy Officer of Planet Labs PBC since the consummation of the Business Combination in December 2021. Previously, Mr. Schingler spent 9 years at NASA, where he helped formulate the Small Spacecraft Office at NASA Ames Research Center with Dr. Marshall and was Chief of Staff for the Office of the Chief Technologist at NASA Headquarters. He received an MBA from Georgetown University, an MS in Space Studies from the International Space University, and a BS in Engineering Physics from Santa Clara University. Mr. Schingler was also a 2005 Presidential Management Fellow and has served on the Vice President's National Space Council User Advisory Group since 2023. We believe Mr. Schingler is qualified to serve as a member of our board of directors due to his technical expertise, industry knowledge, and his history as Planet’s co-founder.
J. Heidi Roizen has served as a director of Planet since March 2018 and has served on the board of directors of Planet Labs PBC since the consummation of the Business Combination in December 2021. Ms. Roizen has been a partner with leading venture capital firm Threshold Ventures (formerly Draper Fisher Jurvetson) since 2012, and serves as a board director for privately-held portfolio companies Upside Foods, Inc., and Polarr, Inc. Ms. Roizen was also a member of the board of directors of Invitation Homes Inc. (NYSE: INVH) from May 2020 to May 2023. Among her past activities, Ms. Roizen has served as a member of the board of directors of the National Venture Capital Association, where she served on its Executive Committee, chaired its annual conference, and chaired its Public Outreach Committee, and as a member of the board of directors of Daily Mail & General Trust plc. She has served on numerous private and public company boards, including, TiVo Inc. and Great Plains Software Inc. Before becoming a venture capitalist, Ms. Roizen served as Vice President of World Wide Developer Relations for Apple Inc. Ms. Roizen started her career as an early Silicon Valley pioneer, co-founding software company T/Maker in 1983 and serving as its CEO for over a decade until its acquisition by Deluxe Corporation. Ms. Roizen holds an A.B. in English from Stanford University and an MBA from the Stanford Graduate School of Business. We believe Ms. Roizen is qualified to serve as a member of our board of directors due to her extensive experience with technology organizations and public company boards of directors.

PLANET LABS PBC	PROXY STATEMENT	15

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS: CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2026 ANNUAL MEETING)
The current members of our board of directors who are Class II Directors are as follows:

Name	Position	Age
Niccolo de Masi	Director	43
Vijaya Gadde	Director	49
Niccolo de Masi was the Chief Executive Officer and a director of dMY Technology Group, Inc. IV from its inception in December 2020 until the consummation of the Business Combination, and has since been a member of the board of directors of Planet Labs PBC. Mr. de Masi has also been a member of the board of directors of Rush Street Interactive Inc. (NYSE: RSI) (previously dMY Technology Group, Inc.) since September 2019, where he also served as the Chief Executive Officer from January 2020 until December 2020. Mr. de Masi has also been a member of the board of directors of IONQ Inc. (NYSE: IONQ) (previously dMY Technology Group, Inc. III) since September 2020, where he also served as the Chief Executive Officer from September 2020 until March 2021. Mr. de Masi has also been a member of the board of directors of dMY Technology Group, Inc. VI (NYSE: DMYS) since April 2021, where he also serves as the Chief Executive Officer and dMY Squared Technology Group, Inc. (NYSE: DMYY) since March 2022, where he also served as the Chief Executive Officer from March 2022 to March 2023. Previously, Mr. de Masi served as a member of the board of directors of Genius Sports Limited (NYSE: GENI) (previously dMY Technology Group, Inc. II) from June 2020 to December 2023, and as the Chief Executive Officer of Genius Sports Limited from June 2020 until April 2021. Mr. de Masi also served as a member of the board of directors (from January 2010 to April 2021), as chairman (from December 2014 to April 2021), interim chairman (from July 2014 to April 2021) and as President and Chief Executive Officer (from January 2010 to November 2016) of Glu Mobile (Nasdaq: GLUU), which was sold to Electronic Arts in 2021. Mr. de Masi also served as President of Products and Solutions and chief innovation officer at Resideo Technologies, Inc. (NYSE: REZI) from February 2019 to March 2020 and served as a member of its board of directors from October 2018 to January 2020. Mr. de Masi also served as the President of Essential Products from November 2016 to October 2018. Prior to that, Mr. de Masi also held various leadership positions at Xura, Hands-On Mobile and Monstermob. Mr. de Masi also serves on the Leadership Council of the UCLA Grand Challenges and on the Board of Jagex Ltd. Mr. de Masi received his B.A. and MSci. degrees in physics from Cambridge University. We believe Mr. de Masi is qualified to serve as a member of the board of directors of Planet due to his extensive leadership experience and public company board experience.

Vijaya Gadde joined the board of Planet Labs PBC in December 2021 in connection with the consummation of the Business Combination. Recently, Ms. Gadde served as the Chief Legal Officer and Secretary of Twitter, Inc. (NYSE: TWTR), leading its legal, public policy and trust and safety teams around the world from February 2018 to October 2022 and as their Secretary from August 2013 to October 2022. Prior to her role as Chief Legal Officer, she also served as General Counsel at Twitter, Inc. from August 2013 to February 2018, as their Head of Communications from July 2015 to August 2016, and as their Director, Legal from July 2011 to August 2013. Prior to joining Twitter, Inc. in 2011, she served as Senior Director, Legal at Juniper Networks, Inc. (NYSE: JNPR) and worked for nearly ten years at Wilson Sonsini Goodrich & Rosati. Ms. Gadde is also a member of the board of directors of Guardant Health, Inc. (Nasdaq: GH) since January 2020. Ms. Gadde serves on the board of trustees of NYU Law School and the board of directors of Mercy Corps, a global humanitarian aid and development organization, which partners with communities, corporations, and governments. Ms. Gadde is also a co-founder of #Angels, an investment collective focused on funding diverse and ambitious founders pursuing bold ideas. She received a JD from New York University School of Law and a BS in Industrial and Labor Relations from Cornell University. We believe Ms. Gadde is qualified to serve as a member of our board of directors due to her extensive executive experience in the technology sector as well as her experience with corporate governance and global affairs.

PLANET LABS PBC	PROXY STATEMENT	16

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025. Although ratification of our appointment of KPMG LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended January 31, 2023. Neither Ernst & Young LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. Representatives of both KPMG LLP and Ernst & Young LLP are expected to attend the Annual Meeting, have an opportunity to make a statement if they desire to do so, and be available to respond to appropriate questions from stockholders.
In the event that the appointment of KPMG LLP is not ratified by the stockholders, the audit committee will consider this fact when it appoints the independent auditors for the fiscal year ending January 31, 2026. Even if the appointment of KPMG LLP is ratified, the audit committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of Planet.

Change in Certifying Accountant
As previously disclosed in the Form 8-K filed with the SEC on April 5, 2024, on April 3, 2024, the audit committee of our board of directors dismissed Ernst & Young LLP, and approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending January 31, 2025.
During the fiscal years ended January 31, 2024 and January 31, 2023, and the subsequent interim period from February 1, 2024 through April 3, 2024, there were: (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of such disagreements in connection with its reports on the Company’s consolidated financial statements for such years; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K. The audit reports of Ernst & Young LLP on the Company’s consolidated financial statements as of and for the years ended January 31, 2024 and January 31, 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the fiscal years ended January 31, 2024 and January 31, 2023, and the subsequent interim period from February 1, 2024 through April 3, 2024, neither the Company nor anyone on its behalf has consulted with KPMG LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

PLANET LABS PBC	PROXY STATEMENT	17

Independent Registered Public Accounting Firm Fees and Other Matters
Set forth below are the fees paid to our independent registered public accounting firm, Ernst & Young LLP, for the fiscal years ended January 31, 2024 and 2023:

Fee Category	Fiscal Year 2024	Fiscal Year 2023

Audit Fees(1)	$3,911,392	$4,004,802

Audit-Related Fees(2)	$85,000	$352,822

Tax Fees(3)	$747,438	$1,047,311

All Other Fees	$—	$—

Total Fees	$4,743,830	$5,404,935

(1)Consists of fees and expenses for services rendered in connection with the audit of our consolidated financial statements, the audit of our internal control over financial reporting, review of our quarterly consolidated financial statements, related accounting consultations, and services provided in connection with other statutory and regulatory filings.
(2)Consists of fees for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit fees,” such as due diligence related to acquisitions.
(3)Consists of fees in connection with domestic and international tax advisory and tax compliance services.

Audit Committee Pre-Approval Policy and Procedures
The audit committee has adopted a pre-approval policy that sets forth procedures and conditions pursuant to which audit and non-audit services to be performed by the independent auditor are pre-approved. These services may include audit services, audit-related services, tax services and other services. Pre-approval is specific to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis. The audit committee pre-approved all fees for audit and non-audit work performed during fiscal year 2024 and fiscal year 2023.
Vote Required
This proposal requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes). Abstentions and broker non-votes will have no effect on the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of KPMG LLP, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board of Directors

Our board of directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025.

PLANET LABS PBC	PROXY STATEMENT	18

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2024 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024.

AUDIT COMMITTEE
Ita Brennan (Chairperson)
Niccolo de Masi
J. Heidi Roizen

PLANET LABS PBC	PROXY STATEMENT	19

PROPOSAL NO. 4
ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, we are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (commonly referred to as a “say-on-pay” vote). Although the vote is nonbinding on our board of directors, we value continuing and constructive feedback from our stockholders on executive compensation and other important matters. Our board of directors and the compensation committee of our board of directors will consider the voting results when making future compensation decisions.
As described under the heading “Compensation Discussion and Analysis” in this proxy statement, the primary objectives of our executive compensation program are to retain and motivate our core team of highly qualified executives, including our named executive officers, more closely align the interests of our executives with those of our stockholders, and reward our executives for growing our organization in support of our mission.
Our board of directors encourages our stockholders to read the disclosures set forth in the “Compensation Discussion and Analysis” section of this proxy statement to review the correlation between compensation and performance, as well as compensation actions taken in fiscal year 2024. Our board of directors believes that our executive compensation program effectively aligns executive pay with our performance and results in the attraction and retention of talented executives who are critical to our success.
Advisory votes on executive compensation are conducted annually, as recommended by our board of directors and approved by our stockholders at our 2023 annual meeting of stockholders. As such, our next advisory “say-on-pay” vote is expected to occur at our 2025 annual meeting of stockholders.
Vote Required
The compensation of our named executive officers, to be approved on a non-binding advisory basis, requires the affirmative “FOR” vote of a majority of the votes cast to be approved (excluding abstentions and broker non-votes). Abstentions and broker non-votes will have no effect on the proposal. Because the vote is advisory, it is not binding on management or the board of directors. Nevertheless, the views expressed by our stockholders are important to management and the board of directors and, accordingly, the compensation committee and the board of directors intend to consider the results of this vote in making future determinations regarding executive compensation arrangements. Your vote will serve as an additional tool to guide the compensation committee and the board of directors in continuing to improve the alignment of our executive compensation programs with business objectives and performance and with the interests of our stockholders.
Recommendation of the Board of Directors

Our board of directors unanimously recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers.
Accordingly, the board of directors unanimously recommends that our stockholders vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the Company's proxy statement for the 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED on a non-binding advisory basis.”

PLANET LABS PBC	PROXY STATEMENT	20

CORPORATE GOVERNANCE
Board Composition
Our board of directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term will expire at the 2025 annual meeting of stockholders; Class II, whose term will expire at the 2026 annual meeting of stockholders; and Class III, whose term currently expires at the Annual Meeting, and whose subsequent terms will expire at the 2027 annual meeting of stockholders. The current Class I Directors are William Marshall, Robert Schingler, Jr. and J. Heidi Roizen; the current Class II Directors are Niccolo de Masi and Vijaya Gadde; and the current Class III Directors are Kristen Robinson, Carl Bass and Ita Brennan. Susan Wojcicki, a nominee for director, will serve as a Class II Director if elected. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company.
Role of Board in Risk Oversight
The board of directors have extensive involvement in the oversight of risk management related to the Company and its business and accomplishes this oversight through the regular reporting to the board of directors by the audit committee. The audit committee represents the board of directors by periodically reviewing the Company’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of the Company’s business and summarizes for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors receives periodic detailed operating performance reviews from management, including from our management risk committee, which includes members of our executive leadership and is lead by our chief legal and administrative officer and our president and chief financial officer.
Board Leadership Structure
Our board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our corporate governance guidelines provide that the independent directors of our board of directors may elect a lead independent director if the chairperson of the board of directors is a member of management, or does not otherwise qualify as independent. Our board of directors currently believes that our existing leadership structure, under which our Chief Executive Officer, William Marshall, serves as chairperson of our board of directors and Carl Bass serves as lead independent director, is effective, as it enhances the independent oversight of management and management's performance and strengthens the objectivity of the board of directors. Our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Carl Bass, as our lead independent director, presides over executive sessions at each meeting of the board of directors.
Director Independence
Our board of directors makes all determinations with respect to director independence in accordance with the NYSE corporate governance standards and the rules and regulations promulgated by the SEC. The actual determination of whether a director is independent is made by our board of directors on a case-by-case basis, by considering transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. Our board of directors has determined that, except for William Marshall, our Chief Executive Officer, and Robert Schingler, Jr., our Chief Strategy Officer, none of our current directors or our director nominees have a material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and each of these individuals is independent. In making its determination, our board of directors applied NYSE corporate governance standards and SEC rules and regulations.
Family Relationships
There are no “family relationships” (as defined in Item 401(d) of Regulation S-K) among any of our executive officers, directors, or our director nominees.

PLANET LABS PBC	PROXY STATEMENT	21

Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website at investors.planet.com under the “Governance” tab. Our code of business conduct and ethics is a “code of ethics”, as defined in Item 406(b) of Regulation S-K. Please note that our Internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on our Internet website.
Corporate Governance Guidelines
We have adopted corporate governance guidelines that apply to all of our directors to assist in exercising their responsibilities. Our corporate governance guidelines are available on our website at investors.planet.com under the “Governance” tab.
Meetings of Board of Directors and Attendance
Members of our board of directors are expected to regularly prepare for and attend meetings of the board of directors and committees on which they sit. A director who is unable to attend a meeting of the board of directors or a committee of the board of directors is expected to notify the chairperson of the board of directors or the chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. During fiscal year 2024, there were five meetings of our board of directors. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person was a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served). Members of our board of directors are encouraged to attend annual meetings of stockholders; however, we do not maintain a formal policy regarding director attendance at annual meetings. Six of our directors attended the 2023 annual meeting of stockholders.
Board Committees
The standing committees of our board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. The board of directors may from time to time establish other committees. The composition and functions of each committee are described below.
Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each of our audit committee, compensation committee, and nominating and corporate governance committee have adopted a written charter that satisfies the applicable rules and regulations of the SEC and the NYSE corporate governance standards, which are available on our website at investors.planet.com under the “Governance” tab.
Our Chief Executive Officer and other executive officers regularly report to the non-executive directors and the audit, compensation, and nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our board of directors provides appropriate risk oversight of Planet’s activities given the controlling interests held by our founders, William Marshall and Robert Schingler, Jr. (the “Planet Founders”).
Audit Committee
Our audit committee consists of Ita Brennan, who is serving as the chairperson, J. Heidi Roizen and Niccolo de Masi. Each member of the audit committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Exchange Act. Our board of directors has determined that Ita Brennan qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the NYSE.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist the board of directors in overseeing and monitoring (1) the preparation, presentation and integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements, including risk assessments; (3) the selection, engagement terms, qualifications, independence and performance of the Company's independent registered public accounting firms; and (4) the performance of the Company’s internal audit function.
The board of directors previously adopted a written charter for the audit committee, which is available on our website at investors.planet.com under the “Governance” tab. During fiscal year 2024, the audit committee met ten times.

PLANET LABS PBC	PROXY STATEMENT	22

Compensation Committee
Our compensation committee consists of Kristen Robinson, who is serving as the chairperson, Carl Bass and J. Heidi Roizen. The purpose of the compensation committee is to oversee the performance of the responsibilities of the board of directors relating to compensation of Planet’s executive officers and directors. In furtherance of this purpose, the compensation committee assists the board of directors in discharging its responsibilities relating to (1) establishing the Company's compensation philosophy and strategy and overseeing the Company's long-term and short-term compensation and other benefit programs, (2) setting the compensation of its executive officers, (3) reviewing and approving our incentive compensation and equity-based plans and arrangements, (4) recommending to the board of directors compensation of directors, (5) overseeing succession planning for the Chief Executive Officer and other executive officer roles and (6) preparing the compensation committee report, as required, to be included in our proxy statement under the rules and regulations of the SEC.
The board of directors previously adopted a written charter for the compensation committee, which is available on our website at investors.planet.com under the “Governance” tab. During fiscal year 2024, the compensation committee met six times.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Vijaya Gadde, who is serving as the chairperson, and Carl Bass. The purpose of the nominating and corporate governance committee is to carry out the responsibilities delegated by the board of directors relating to the Company's director nomination processes and procedures, and develop and oversee the Company's corporate governance policies. In furtherance of this purpose, the nominating and corporate governance committee will (1) determine the qualifications, qualities, skills and other expertise required to serve as a director and develop criteria to be considered in selecting nominees for director, (2) establish and maintain procedures for submission of stockholder nominees and proposals, (3) review and make recommendations regarding the composition and size of the board of directors and its committees, (4) develop and recommend corporate governance guidelines and oversee other corporate governance practices, (5) oversee director orientation and education and the annual self-evaluation of the board of directors and (6) oversee the Company's policies and programs relating to corporate responsibility and sustainability, including all environmental, social and corporate governance matters.
The board of directors previously adopted a written charter for the nominating and corporate governance committee, which is available on our website at investors.planet.com under the “Governance” tab. During fiscal year 2024, our nominating and corporate governance committee met four times.
Identifying and Evaluating Director Nominees
The nominating and corporate governance committee is responsible for identifying and reviewing the qualifications, qualities, skills and other expertise of potential director candidates and recommending to our board of directors those candidates to be nominated for election to our board of directors. The nominating and corporate governance committee will identify and evaluate potential members of the board of directors to ensure the board of directors has requisite expertise and consists of individuals with sufficiently diverse and independent backgrounds.
To facilitate the search process for director candidates, the nominating and corporate governance committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The nominating and corporate governance committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the nominating and corporate governance committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest, and determines if candidates meet the qualifications desired by the nominating and corporate governance committee of candidates for election as director.
In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the nominating and corporate governance committee may take into account many factors, including: personal and professional integrity; strong ethics and values; the ability to make mature business judgments; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation and attendance at board of director and committee meetings; diversity of experience, qualifications, skills, and other characteristics such as gender and age; and any other relevant qualifications, attributes or skills. The board of directors evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best perpetuate the success of the business and balance the pecuniary interests of stockholders, the best interests of those materially affected by the Company’s conduct and the Company’s public benefit through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the board of directors.

PLANET LABS PBC	PROXY STATEMENT	23

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the nominating and corporate governance committee, Company Secretary, Planet Labs PBC, 645 Harrison Street, Floor 4, San Francisco, California 94107. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Compensation Committee Interlocks and Insider Participation
No member of the compensation committee was at any time during fiscal year 2024, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our board or member of our compensation committee.
Anti-Hedging Policy
Our board of directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control directly or indirectly from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
Communications From Stockholders and Interested Parties
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to our board of directors, the Chairperson of our board of directors, our Lead Independent Director, the Chairperson of any of the audit, nominating and corporate governance, and compensation committees, or to the independent directors as a group, may do so by addressing such communications or concerns to the Company Secretary, 645 Harrison Street, Floor 4, San Francisco, California 94107, who will forward such communications to the appropriate party. Our Company Secretary or legal department, in consultation with appropriate members of our board of directors as necessary, will review and, if appropriate, forward all incoming stockholder communications to the appropriate member or members of our board of directors. Such communications may be done confidentially or anonymously.
Delaware Public Benefit Corporation and Dual Class Structure
Planet is a Delaware public benefit corporation ("PBC"). Under Delaware law, a PBC is required to identify in its certificate of incorporation the public benefit or benefits it will promote, and its directors have a duty to manage the affairs of the corporation in a manner that balances the pecuniary interests of the stockholders, the best interests of stakeholders materially affected by the corporation’s conduct, and the specific public benefit or public benefits identified in the corporation’s certificate of incorporation. Our mission and business model are aligned with our public benefit purpose, which is: “to accelerate humanity toward a more sustainable, secure, and prosperous world, by illuminating the most important forms of environmental and social change.”
In addition to being a PBC, Planet maintains a dual class share structure that Planet feels strengthens our founders’ ability to focus on our public benefit purpose without the risk of challenges by hostile takeovers or other actions that could be focused on short-term gains. Planet feels this protection is important to ensure our public benefit commitments are upheld and embedded in our foundational years as a public company.

PLANET LABS PBC	PROXY STATEMENT	24

EXECUTIVE OFFICERS
The following table identifies our current executive officers:

Name	Position	Age
William Marshall	Chairperson, Co-Founder and Chief Executive Officer	45
Robert Schingler, Jr.	Director, Co-Founder and Chief Strategy Officer	45
Ashley Johnson	President and Chief Financial Officer	52
For William Marshall’s and Robert Schingler, Jr.’s biographies, see page 15 of this proxy statement.

Ashley Johnson joined Planet as Chief Financial Officer in February 2020 and additionally became Planet’s Chief Operating Officer in March 2021, serving as Chief Financial and Operating Officer from the consummation of the Business Combination in December 2021. In March 2024, Ms. Johnson also assumed the role of President of Planet Labs PBC, and her current title is President and Chief Financial Officer. Previously, Ms. Johnson was the Chief Financial Officer of Wealthfront Inc. from June 2015 to February 2020, as well as its Chief Operating Officer from June 2016 to February 2020. Prior to that, she held various positions at ServiceSource International Inc., including as Chief Financial Officer from January 2013 to October 2014, interim Chief Executive Officer from October 2014 to December 2014, and Chief Customer Officer from January 2015 to May 2015. She holds a BA in International Relations and an MA in International Policy Studies from Stanford University.

PLANET LABS PBC	PROXY STATEMENT	25

COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) section provides an overview and analysis of the compensation awarded to or earned by our named executive officers identified below (each, a “named executive officer”) during fiscal year 2024, including the elements of our compensation program for named executive officers, material compensation decisions made under that program for fiscal year 2024 and the material factors considered in making those decisions. This CD&A section should be read together with the compensation tables and related disclosures set forth further below. In our fiscal year ended January 31, 2024, our “named executive officers” and their positions were as follows:

•William Marshall        Chief Executive Officer
•Ashley Johnson        Chief Financial and Operating Officer
•Robbie Schingler, Jr.     Chief Strategy Officer; and
•Kevin Weil         President, Product & Business

Mr. Weil resigned from his role as President, Product & Business, effective as of May 6, 2024 and is no longer an executive officer of the Company. Additionally, as of March 27, 2024, Ms. Johnson assumed the role of President of the Company and her title is currently President, Chief Financial and Operating Officer. During our fiscal year ended January 31, 2024, no other individuals served as executive officers of the Company.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the current programs summarized in this discussion.

Executive Summary

Total Rewards Philosophy and Objectives
The compensation committee has worked with its independent compensation consultant and our management to design our executive total rewards program, with the following objectives:
•Provide overall compensation to our executives that is aligned to our strategic goals and is externally competitive while maintaining internal parity and rewarding performance without excessive risks.
•Enable us to attract, engage, and retain mission-driven, highly-talented executives.
•Align the interests of our executives with our stockholders to best drive our growing organization in support of our mission.
Our compensation programs provide our named executive officers with a mix of fixed annual pay, short-term variable pay, long-term compensation, and benefits without target allocations for the different components.
Our compensation committee, with the assistance of its independent compensation consultant and our management, periodically reviews and analyzes market trends and adjusts the design and operation of our executive compensation program from time to time as it deems necessary and appropriate. While the compensation committee considers a multitude of factors in its deliberations, it places no formal weighting on any one factor. As we continue to evolve and grow as a public company, the compensation committee intends to evaluate our executive compensation program to ensure that it continues to align with our total rewards philosophy and objectives and fuels the future growth of the Company.

PLANET LABS PBC	PROXY STATEMENT	26

Compensation Governance and Best Practices
We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What we do		What we do NOT do

✓	Emphasize performance-based, at-risk compensation linked to Company performance.	✗	Do not grant uncapped cash incentives or guaranteed equity compensation.

✓	Emphasize the use of equity compensation to reward long-term value creation, align interests with shareholders, and promote executive retention.	✗	Do not provide significant perquisites.

✓	Our compensation committee is comprised solely of independent directors with extensive industry experience.	✗	Do not currently provide any compensation related tax gross-ups.

✓	Engage an independent compensation consultant to advise our compensation committee.	✗	Do not allow employees to engage in hedging, short-selling or pledging of Planet securities.

✓	Clawback policy and stock ownership guidelines.	✗	Do not pay dividends on unvested equity.

✓	The compensation committee conducts a review at least annually of our executive compensation philosophy and strategy, including a review of the compensation provided by our peer group companies to their executives for comparative purposes.	✗	Do not maintain defined benefit pension plans or supplemental executive retirement plans.

✓	We take risk management into account in making executive compensation decisions, and we conduct an annual risk assessment of our executive and broad-based compensation programs to promote prudent risk management.

Fiscal Year 2024 Executive Compensation Highlights
Consistent with our total rewards philosophy, key compensation decisions by our compensation committee for fiscal year 2024 included the following:

•Base Salaries and Target Annual Cash Incentive Opportunities. The fiscal 2024 base salaries for our named executive officers remained level or were increased in order to progress base salaries closer to the market median, based on the market analysis of our independent compensation consultant, as described further below. The fiscal 2024 target bonuses for our named executive officers were also adjusted to further align our named executive officers’ total compensation closer to the market median.
•Annual Bonus Incentives. For fiscal year 2024, our compensation committee selected performance goals for our performance-based annual bonus plan that were intended to promote our business plan and short-term goals. Under the bonus plan, bonuses were earned by all participating employees (including our named executive officers) for fiscal year 2024 based on attainment of the following Company performance metrics during the relevant performance period: (1) GAAP Revenue and (2) Non-GAAP Adjusted EBITDA (each as defined in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024). Based on our financial results against each of the performance goals during fiscal year 2024, our compensation committee determined to pay out annual bonuses at 89% of target for each of our named executive officers.
•Equity Compensation. In fiscal year 2024, we granted equity-based compensation to each of our named executive officers in the form of restricted stock units ("RSUs"). We believe that RSUs encourage an ownership mentality, promote closer alignment of the interests of our executives with those of our stockholders, and provide incentive to achieve our business goals in support of our mission.

PLANET LABS PBC	PROXY STATEMENT	27

Executive Compensation Process

Role of our Compensation Committee and Board of Directors
Our compensation committee is responsible for establishing and overseeing our executive compensation programs and annually reviews and determines the compensation to be provided to our named executive officers, except that our Chief Executive Officer's compensation from time to time is recommended by our compensation committee and approved by our board of directors.
In setting executive compensation, the compensation committee considers a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and our people team, current and past total compensation, competitive market data and analysis provided by the compensation committee’s independent compensation consultant, Company performance and each executive’s impact on that performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal pay equity considerations.
Our Chief Executive Officer’s recommendations are based on his evaluation of each other named executive officer’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge. Our board of directors makes decisions regarding our Chief Executive Officer’s compensation, following recommendations from the compensation committee.

Role of Compensation Consultant
In order to design a competitive executive compensation program that will continue to attract top executive talent and reflect our total rewards philosophy, our compensation committee has retained Frederic W. Cook & Co., Inc. ("FW Cook") as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in administering our executive compensation program. The compensation committee has evaluated FW Cook’s independence pursuant to the requirements of NYSE and SEC rules and has determined that FW Cook is independent and does not have any conflicts of interest in advising the compensation committee.

Role of Management
Our Chief Executive Officer provides recommendations to the compensation committee for the annual compensation of the other named executive officers, including based on his assessment of the executive officer’s performance. Our Chief Executive Officer and Chief People Officer work with the compensation committee chairperson to set agendas, prepare materials for compensation committee meetings, and generally attend meetings or portions of meetings, as appropriate. However, no executive officer is present in compensation committee meetings when matters related to his or her individual compensation are under discussion, when the compensation committee is approving or deliberating on Chief Executive Officer compensation, or when the compensation committee meets in executive sessions.

Fiscal Year 2024 Peer Group
While the compensation committee does not establish compensation levels based solely on the review of market data, such data is presented to the compensation committee and used to ensure our compensation policies and practices will help us attract and retain qualified employees. In consultation with FW Cook, in December 2022, our compensation committee selected our fiscal year 2024 peer group as follows:

Agilysys, Inc.	InterDigital, Inc.	Smartsheet, Inc.
Cardlytics, Inc.	LivePerson, Inc.	Sprout Social, Inc.
Digital Turbine, Inc.	Model N, Inc.	TechTarget, Inc.
Domo, Inc.	Momentive Global Inc.	Varonis Systems, Inc.
Everbridge, Inc.	PagerDuty, Inc.	Workiva Inc.
Fastly, Inc.	Rapid7, Inc.	Zuora, Inc.

PLANET LABS PBC	PROXY STATEMENT	28

The companies in this compensation peer group were selected on the basis of their similarity to us in terms of industry, talent competitors, and financial characteristics, as determined using the following criteria:
•headquartered in the United States and traded on a major stock exchange;
•similar size (approximately 1/4x – 4x of the Company's), as measured by revenue and market capitalization;
•similar industry (Application and Systems Software, IT Consulting, Data Processing and Outsourced Services, Internet & Direct Marketing Retail, and Media and Entertainment), business model and/or product; and
•preference for companies that completed initial public offerings prior to 2020 to ensure at least two years of disclosed public company pay practices.
The compensation committee reviews our compensation peer group at least annually and makes adjustments to its composition when necessary or appropriate, taking into account changes in both our business and the businesses of the companies in the peer group.

Fiscal Year 2025 Peer Group
In consultation with FW Cook, in November 2023, after our compensation committee made its fiscal year 2024 executive compensation determinations, our compensation committee selected our fiscal year 2025 peer group as follows, making deletions (namely, Momentive Global (taken private in June) and Rapid 7, Smartsheet, Sprout Social, Varonis Systems and Workiva (each having a market capitalization considered too high for inclusion)) and additions (Cerence, Couchbase, Olo, Mitek Systems, SecureWorks and Yext), in order to better align the group to the aforementioned criteria:

Agilysys, Inc.	Everbridge, Inc.	Olo Inc.
Cardlytics, Inc.	Fastly, Inc.	PagerDuty, Inc.
Cerence Inc.	InterDigital, Inc.	SecureWorks Corp.
Couchbase, Inc.	LivePerson, Inc.	TechTarget, Inc.
Digital Turbine, Inc.	Mitek Systems, Inc.	Yext, Inc.
Domo, Inc.	Model N, Inc.	Zuora, Inc.
Continuing Review of Compensation Practices and Compensation Risk Assessment
We intend to continue to review our compensation practices and programs and to consider changes as the compensation committee deems appropriate to meet our compensation goals.
Additionally, our compensation committee and senior management assessed whether our compensation practices and programs for our named executive officers and other employees for fiscal year 2024 pose any material risk to us and determined that our compensation practices and programs for fiscal year 2024 are not reasonably likely to have a material adverse effect on us.
The compensation committee monitors our compensation programs on an annual basis and expects to make future modifications as necessary to address any changes in our business or risk profile, specifically, as we continue to evolve and grow our total rewards philosophy and objectives as a public company.

Role of Advisory Votes on Named Executive Officer Compensation
We held a vote to approve, on a non-binding advisory basis, the compensation of our named executive officers (commonly referred to as a “say-on-pay” vote) at our previous annual meeting in 2023. At that meeting, our stockholders approved the compensation of our named executive officers, with approximately 98% of stockholder votes cast at that meeting (not including broker non-votes) being in favor of our say-on-pay resolution. In designing our executive compensation program, our compensation committee has considered the results of these say-on-pay votes and has accordingly maintained our general approach to our executive compensation program.

PLANET LABS PBC	PROXY STATEMENT	29

Executive Compensation Elements

The key elements of our executive compensation program during fiscal year 2024 were:

Compensation Element	Basis	Purpose
Base Salary	•Individual performance •Expected future performance and contributions •Level of experience, position, duties and responsibility •Relevant competitive market data
•Attracts talent and promotes retention
•Provides a reasonable degree of financial certainty and stability to our executives
•Accurately reflects the executive's respective position, duties and responsibilities
•Discourages inappropriate risk taking

Annual Bonus and Equity Election Program	•GAAP Revenue (weighted 80%); and •Non-GAAP Adjusted EBITDA (weighted 20%)
•Promotes short-term performance objectives and rewards executives for their contributions toward achieving those objectives
•Links pay to company performance
•Encourages executives to link interests with those of our stockholders through the Equity Election Program

Equity Based Long-Term Incentive Compensation	•Individual performance and contributions •In the form of time-vesting RSUs which vest quarterly over four years	•Promotes retention and links pay to performance •Aligns executives' interests with those of our stockholders •Promotes the creation and maintenance of long-term financial and operational performance

In addition, our named executive officers are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. Our named executive officers are also eligible for certain severance payments and accelerated vesting of equity under our severance plan (as described below), which aids in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods, including those that may be due to a change in control. Each of these elements of compensation for fiscal year 2024 is described further below.

Executive Compensation Decisions

Adjustments to named executive officer compensation, if any, are typically made in connection with the compensation committee’s annual review of the executive compensation program, which generally occurs in the first quarter of the fiscal year. Equity awards for our named executive officers are typically granted during the first quarter of the fiscal year. To assess executive compensation, the compensation committee uses FW Cook’s analysis to help structure a competitive executive compensation program, taking into consideration market data, and make individual compensation decisions based on comparable positions at companies with which we compete for talent. As discussed above, the committee considers a number of factors in setting compensation and does not establish compensation levels solely based on a review of competitive data or benchmark to any particular level. Still, it believes such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers. Generally, our compensation committee considers the total direct compensation at companies in our peer group and considers compensation between the 25th and 75th percentiles of total direct compensation for

PLANET LABS PBC	PROXY STATEMENT	30

comparable executives at the companies in our peer group generally to be within a competitive range for our named executive officers’ compensation. In addition, the compensation committee does not have a set formula by which it determines how much of an executive's compensation is fixed (i.e., base salary) rather than variable or at risk. During its review of named executive officer compensation, the compensation committee also considers the negotiated terms of each named executive officer's employment offer letter, as applicable. Specifically, Mr. Weil's offer letter, which was heavily negotiated to be equity focused in order to successfully recruit him, has a direct impact on the compensation committee's decisions regarding other compensation elements including his base salary and bonus opportunity, as noted below.
The compensation committee will continue to monitor our programs in the context of evolving market practices and our compensation objectives to ensure that we continue to attract and motivate talented executives who can support our growth and long-term stockholder value creation.

Fiscal Year 2024 Base Salaries
The base salaries of our named executive officers are an important part of their total compensation packages, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a fixed component of our compensation program and provides our named executive officers with a reasonable degree of financial certainty and stability.

During fiscal year 2024, in consultation with FW Cook. the compensation committee approved increases to the base salaries of our named executive officers for fiscal year 2024 as follows: for Mr. Marshall, from $400,000 to $500,000; for Ms. Johnson, from $370,000 to $405,000; and for Mr. Schingler, from $325,000 to $360,000. Such increases were intended to position our named executive officers’ total compensation closer to the 50th percentile of market compensation, among other factors described above. Mr. Weil's annual base salary remained unchanged at $60,000, consistent with the general compensation approach under the negotiated terms of his offer letter.
The named executive officers’ fiscal year 2024 base salaries are set forth in the “Summary Compensation Table” below.

Fiscal Year 2024 Annual Bonuses
We maintain an annual bonus plan under which certain named executive officers were eligible to receive bonuses based on attainment of fiscal year 2024 Company performance metrics, as determined by the compensation committee in its discretion. Mr. Weil was not eligible to participate in our annual bonus plan for fiscal year 2024, consistent with the general compensation approach under the negotiated terms of his offer letter.

In fiscal year 2024, the compensation committee adopted an equity election program pursuant to which certain employees, including the Company’s named executive officers may elect to receive all of their annual bonus under the Company’s annual bonus plan in the form of performance-vesting restricted stock units (“PSUs”) under the Company’s 2021 Incentive Award Plan (in lieu of cash). Such PSUs are eligible to vest and be paid to the applicable participant in the form of shares of the Company’s Class A common stock generally when the corresponding annual bonuses would have otherwise been paid under the annual bonus plan, based on the attainment of the performance goals that would have otherwise been applicable to their respective annual bonuses for the relevant Company period and subject to the applicable participant’s continued service through the applicable vesting date. The target number of shares of Class A common stock subject to the PSUs granted to a participant would have a value (based on the average closing price of the Class A common stock over the thirty trading days prior to the grant date) equal to the participant’s target annual bonus opportunity. The actual number of a participant’s PSUs that would become earned and vest will range from 0% to 125% of the target PSUs granted. For fiscal year 2024, each of our named executive officers who was eligible to receive a bonus under the annual bonus plan elected participate in the annual bonus plan by receiving a grant of PSUs under the equity election program.

Under the annual bonus plan, annual bonus targets are set as a percentage of base salary, with actual bonuses payable between 0% up to a maximum of 125% of the applicable participant’s target bonus. For fiscal year 2024, as part of the review of our compensation program undertaken by the compensation committee, with support from FW Cook, the compensation committee set our named executive officers’ target bonuses for fiscal year 2024 as follows: for Mr. Marshall, $500,000; for Ms. Johnson, $283,500; and for Mr. Schingler, $180,000. The increases to the bonus targets for Mr. Marshall and Ms. Johnson from their prior fiscal year bonus targets were intended to further align such named executive officers’ total compensation closer to the 50th percentile of market compensation.

The fiscal year 2024 target bonuses of our named executive officers as expressed as a percentage of base salary were as follows:

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Name	Fiscal Year 2024 Bonus Target (as % of Base Salary)
William Marshall	100%
Ashley Johnson	70%
Robbie Schingler, Jr.	50%

Under our annual bonus plan, bonuses may be earned based on the Company's performance as measured against pre-established business and/or financial goals that are intended to promote our business plan and short-term goals. For fiscal year 2024, bonuses were eligible to be earned by all participating employees, including the aforementioned named executive officers pursuant to the terms of their PSUs, based on attainment of the following Company performance metrics during fiscal year 2024:

	Weight	Definition
GAAP Revenue	80%	Recognized in accordance with ASC Topic 606, Revenue from Contracts with Customers (“Topic 606”).
Non-GAAP Adjusted EBITDA	20%
We define and calculate Non-GAAP Adjusted EBITDA as net income (loss) before the impact of interest income and expense, income tax expense and depreciation and amortization, and further adjusted for the following items: stock-based compensation, change in fair value of convertible notes and warrant liabilities, gain or loss on the extinguishment of debt and non-operating income and expenses such as foreign currency exchange gain or loss.

The PSUs for our named executive officers vest upon the compensation committee’s determination of weighted blended achievement of the performance metrics relative to the applicable targets. This is done twice a year: 40% of the target award is eligible to be earned after the completion of the first half of the fiscal year which recognizes on-track progress toward the full-year performance achievement (with payout determined based on the achievement of mid-year targets) and any remaining unearned portion of the award is eligible to be earned after the completion of the full fiscal year (net of any mid-year payout). The annual bonus plan mid-year payout and full year performance targets and actual performance for fiscal year 2024 are summarized below:

(all $ amounts in thousands)	Mid Year Payout Target (100%)	Mid Year Actual Performance	Full Year Target Range (100%)(1)	Full Year Actual Performance
GAAP Revenue	$112,000	$106,464	$250,000 - $260,000	$220,696
Non-GAAP Adjusted EBITDA	$(35,000)	$(33,551)	$(50,000) - $(43,000)	$(55,284)
(1)For performance achieved within the target range for the performance goals for the fiscal year, 100% of the target award would become eligible to vest. If performance was achieved at or above 125% of the upper point of the target range for the performance goals, then a maximum of 125% of the target award would become eligible to vest. If performance was achieved below the lower point of the target range or between 100% and 125% of the upper point of the target range, then the percentage of the target award that would become eligible to vest would be calculated based on the actual performance achievement as a percentage of the lower point or upper point, respectively, of the target range.
In light of our achievement of each of the performance goals below target levels, our compensation committee determined to that PSUs would vest at 89% of the full year target for each of our eligible named executive officers. The following table sets forth the annual bonus earned in fiscal year 2024 under our annual bonus plan for our named executive officers:

Name	Fiscal Year 2024 Bonus Target	Fiscal Year 2024 Bonus Earned (# of vested shares)(1)
William Marshall	100%	114,690
Ashley Johnson	70%	65,029
Robbie Schingler, Jr.	50%	41,289

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(1)Amount includes number of shares of class A common stock that vested: (1) after the completion of the first half of the fiscal year (40%); and (2) after the completion of the second half of the fiscal year (60%, with any required adjustments for first half payout and full year end actual results). PSUs that vested after the first half of the fiscal year, based on the aforementioned mid year targets were as follows: 50,000 shares for Mr. Marshall, 18,000 shares for Ms. Johnson, and 28,349 shares for Mr. Schingler. Performance below the target level for the first half of the fiscal year would result in vesting of a portion of 40% of the target award, based on the actual performance achievement as a percentage of the target level. The number of shares that vested following completion of the fiscal year is based on 89% achievement of the performance goals for the full fiscal year, less the number of shares that vested pursuant to first half fiscal year performance.
The named executive officers’ fiscal year 2024 PSU awards (as applicable) are set forth below in the Grants of Plan-Based Awards in Fiscal Year 2024 Table and included below in the Summary Compensation Table in the column entitled “Stock Awards.”
Fiscal Year 2024 Equity Based Long-Term Incentive Compensation
We view equity-based compensation as an important component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of our employees with those of our stockholders.

In fiscal year 2024, we granted equity-based compensation to our named executive officers in the form of RSUs covering the following number of shares: 1,310,044 for Mr. Marshall; 655,022 for Ms. Johnson; 545,852 for Mr. Schingler; and 618,812 for Mr. Weil. Such grants were intended to reward the named executive officers for their individual performance, increase their Planet stock ownership and promote retention of our key executives, among other factors described above. The RSU awards vest quarterly over a 4-year period, subject to continued service through the applicable vesting date.
The named executive officers’ fiscal year 2024 RSU awards (as applicable) are set forth below in the Grants of Plan-Based Awards in Fiscal Year 2024 Table and included below in the Summary Compensation Table in the column entitled “Stock Awards.”

PLANET LABS PBC	PROXY STATEMENT	33

Other Elements and Compensation Considerations

Retirement Plans
We maintain a defined contribution 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code (the "Code") allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Health/Welfare Plans
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including: medical, dental and vision benefits; medical and dependent care flexible spending accounts; medical health savings accounts; short-term and long-term disability insurance; life insurance; and flexible paid time off. We believe these benefits are necessary and appropriate to provide a competitive compensation package to our named executive officers.
Perquisites
We determine perquisites on a case-by-case basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer. During fiscal year 2024, we provided our named executive officers with limited perquisites and personal benefits consisting of Company-paid life insurance, as set forth below in the Summary Compensation Table in the column entitled “All Other Compensation”.
Executive Compensation Arrangements
During fiscal year 2024, we were party to employment offer letters with Mr. Marshall, Ms. Johnson, Mr. Schingler and Mr. Weil. Each offer letter sets forth the terms and conditions of employment for the applicable named executive officer, including his or her initial base salary, initial target bonus opportunity (if any), initial equity grants, and eligibility to participate in our employee benefit plans.
Mr. Marshall, Ms. Johnson, Mr. Schingler and Mr. Weil have also entered into indemnification agreements and our standard proprietary information, invention assignment, and arbitration agreement.
Severance and Change in Control Arrangements
Certain of our executives, including our named executive officers, participate in the Planet Labs PBC Executive Severance Plan ("severance plan"). Following recommendation by our compensation committee, our board approved adoption of the severance plan in December 2023. The severance plan provides for severance payments upon certain events terminating employment, including in connection with our change in control. Our compensation committee believes that these severance payments are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, our severance policy can mitigate a potential disincentive for our named executive officers when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance plan are designed to be competitive with market practices.
A description of these severance payments, as well as the estimated payments and benefits that our named executive officers would have been eligible to receive under the severance plan upon a termination of employment or change in control of our Company as of January 31, 2024 (as applicable), are set forth in “Potential Payments Upon Termination or Change in Control” below.
Stock Ownership Guidelines
Effective May 26, 2023, upon recommendation from the compensation committee, our board of directors adopted stock ownership guidelines that are applicable to our named executive officers, and to our non-employee directors. Our named executive officers and directors are expected to satisfy the applicable guidelines based on a multiple of annual base salary or annual cash retainer (excluding committee and chair retainers), as applicable, within five years after an individual first becomes subject to such guidelines and maintain compliance thereafter for as long as the individual remains subject to the guidelines. We believe that stock ownership guidelines align the interests of our officers and directors with our stockholders and encourage long-term management of the Company for the benefit of its stockholders. The common stock minimum ownership thresholds under the guidelines are:

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Position	Ownership Threshold
Chief Executive Officer	6x of annual base salary
Other Named Executive Officers	3x of annual base salary
Other Employee Directors	3x of annual base salary
Non-employee Directors	3x of annual cash retainer
Under the stock ownership guidelines, shares of common stock underlying outstanding stock options, or performance stock units (whether vested or unvested) do not count when determining the satisfaction of the applicable threshold.
Prohibited Transactions
Our board of directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees, including our named executive officers. The policy prohibits our named executive officers and any entities they control from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause a named executive officer to no longer have the same objectives as the Company’s other stockholders. Under the Insider Trading Policy, short sales, margin purchases and pledging the Company’s securities as collateral to secure loans are explicitly prohibited.
Clawback Policy
Effective October 2, 2023, we adopted our Policy for Recovery of Erroneously Awarded Compensation, in compliance with NYSE corporate governance standards and Section 10D of the Exchange Act that provides for recovery of incentive compensation, if any, in excess of what would have been paid to our executive officers in the event the Company is required to prepare an accounting restatement.
Section 409A
The compensation committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
Section 162(m)
Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all named executive officers. While the compensation committee may take the deductibility of compensation into account when making compensation decisions, the compensation committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.
“Golden Parachute” Payments
Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the compensation committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not currently provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.
Accounting for Share-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and such grant date fair value of equity award granted in an applicable fiscal year is reported in the compensation tables below, even though it is possible that our named executive officers may never realize any value from their awards.

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Compensation Committee Report
The compensation committee of the Company's board of directors has reviewed and discussed this CD&A with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024.
Respectfully submitted by the members of the compensation committee of the board of directors of Planet Labs PBC.
Kristen Robinson (Chairperson)
Carl Bass
Heidi Roizen

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EXECUTIVE COMPENSATION TABLES
This section discusses the material components of the executive compensation program for our named executive officers. This section should be read together with the additional information relating to the executive compensation program provided in the CD&A set forth above.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the programs summarized in this discussion.
2024 Summary Compensation Table
The following table sets forth compensation information of our named executive officers for our fiscal year 2024, fiscal year 2023 and our fiscal year ended January 31, 2022 (“fiscal year 2022”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
William Marshall	2024	500,000	—	5,750,272	—	—	469	6,250,741
Chief Executive Officer	2023	400,000	—	—	—	210,000	285	610,285
	2022	275,000	—	4,050,217	6,328,801	200,000	9,625	10,863,643

Ashley Johnson	2024	405,000	—	2,910,190	—	—	748	3,315,938
Chief Financial and Operating Officer	2023	370,000	—	988,375	—	194,250	690	1,553,315
	2022	367,500	25,000	2,004,346	3,214,726	185,000	1,747	5,798,319

Robbie Schingler, Jr.	2024	360,000	—	2,366,301	—	—	469	2,726,770
Chief Strategy Officer	2023	325,000	—	—	—	170,625	285	495,910
	2022	275,000	—	1,188,772	2,114,417	162,000	10,682	3,750,871

Kevin Weil (5)	2024	60,000	—	2,264,852	—	—	12	2,324,864
President, Product and Business	2023	60,000	—	—	—	—	11	60,011
	2022	49,545	—	12,361,690	6,339,338	—	8	18,750,581
(1)Amount included reflects the transaction bonus paid to Ms. Johnson in connection with the closing of the Business Combination.
(2)Amounts included reflect the full grant-date fair value of PSUs and RSUs (for fiscal year 2024), RSUs (for fiscal year 2023) and RSUs and stock options (for fiscal year 2022) granted during the relevant fiscal year, and certain earn-out shares that the named executive officer became eligible to receive upon the closing of the Business Combination in fiscal year 2022, in each case, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. Assumptions used to calculate these amounts are included in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2024, Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2023, and Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2022.
(3)Amounts represent cash bonuses earned under our annual bonus plan and paid in cash. For additional information, see “Compensation Discussion & Analysis – Executive Compensation Decisions – 2024 Annual Bonuses” above.
(4)For fiscal year 2024, amounts include Company-paid life insurance premiums for each named executive officer as follows: Mr. Marshall: $469; Ms. Johnson: $748; Mr. Schingler: $469; and Mr. Weil: $12.
(5)Mr. Weil joined the Company as our President, Product and Business on April 5, 2021.

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2024 Grants of Plan-Based Awards in Fiscal Year 2024
The following table provides additional information about the annual bonuses for fiscal year 2024 and the equity awards granted to our named executive officers in fiscal year 2024.

Name	Grant Date	Type of Award	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (2)(#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold(#)	Target(#)	Maximum(#)
William Marshall	3/16/2023	RSUs				1,310,044	$5,227,076
	4/24/2023	Bonus PSUs	0	128,866	161,082		$523,196

Ashley Johnson	3/16/2023	RSUs				655,022	$2,613,538
	4/24/2023	Bonus PSUs	0	73,067	91,333		$296,652

Robbie Schingler, Jr.	3/16/2023	RSUs				545,852	$2,177,949
	4/24/2023	Bonus PSUs	0	46,392	57,990		$188,352

Kevin Weil	4/5/2023	RSUs				618,812	$2,264,852
(1)Amounts represent the threshold, target and maximum number of shares of Class A common stock underlying performance-based awards made pursuant to our annual bonus plan and the equity election made by each eligible named executive officer (PSUs), to become vested and paid out upon satisfaction of the applicable performance conditions with respect to threshold, target and maximum amounts. For additional information, see “Compensation Discussion & Analysis – Executive Compensation Decisions – 2024 Annual Bonuses” above.
(2)Amount represents RSUs granted to Mr. Marshall, Ms. Johnson, Mr. Schingler and Mr. Weil. These RSUs vest in substantially equal quarterly installments over four years, subject to the applicable named executive officer's continued service through the applicable vesting date.
(3)The aggregate grant date fair value of awards presented in this column is calculated in accordance with ASC Topic 718, as further described in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2024.

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2024 Outstanding Equity Awards at Fiscal Year-End
The following reflects information regarding outstanding equity awards held by each named executive officer as of January 31, 2024.

				Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(2)
William Marshall	4/21/2020	6/1/2017	(3)	2,833,903	—	4.04	4/21/2030	—	—
	6/30/2021	6/1/2021	(4)	593,590	325,513	9.75	6/30/2031	—	—
	6/30/2021	6/1/2022	(4)	291,061	444,221	9.75	6/30/2031	—	—
	12/7/2021	—	(5)	—	—	—	—	495,591	1,120,036
	3/16/2023	3/15/2023	(6)	—	—	—	—	1,064,411	2,405,569
	4/24/2023	2/1/2023	(7)	—	—	—	—	78,866	178,237

Ashley Johnson	4/21/2020	2/6/2020	(8)	1,162,443	24,732	4.04	4/21/2030	—	—
	4/21/2020	2/6/2020	(9)	—	—	—	—	3,990	9,017
	6/30/2021	6/1/2021	(4)	346,263	189,880	9.75	6/30/2031	—	—
	6/30/2021	6/1/2022	(4)	121,278	185,089	9.75	6/30/2031	—	—
	12/7/2021	—	(5)	—	—	—	—	245,255	554,276
	6/17/2022	6/15/2022	(6)	—	—	—	—	121,125	273,743
	3/16/2023	3/15/2023	(6)	—	—	—	—	532,206	1,202,786
	4/24/2023	2/1/2023	(7)	—	—	—	—	44,718	101,063

Robbie Schingler, Jr.	4/21/2020	6/1/2017	(3)	765,919	—	4.04	4/21/2030	—	—
	6/30/2021	6/1/2021	(4)	109,154	166,576	9.75	6/30/2031	—	—
	6/30/2021	6/1/2022	(4)	40,215	235,515	9.75	6/30/2031	—	—
	12/7/2021	—	(5)	—	—	—	—	145,460	328,740
	3/16/2023	3/15/2023	(6)	—	—	—	—	443,505	1,002,321
	4/24/2023	2/1/2023	(7)	—	—	—	—	28,392	64,166

Kevin Weil	6/30/2021	4/5/2021	(8)	737,205	947,818	9.75	6/29/2031	—	—
	6/30/2021	6/15/2021	(9)	—	—	—	—	402,107	908,762
	12/7/2021	—	(5)	—	—	—	—	304,460	688,080
	4/5/2023	3/15/2023	(6)	—	—	—	—	502,785	1,136,294

(1)Amounts calculated reflect adjustments to the number of shares subject to the award (and exercise price, as applicable) for the exchange ratio of approximately 1.53184 in connection with the Business Combination.
(2)Amount calculated based on the fair market value of our Class A common stock on January 31, 2024, which was $2.26.
(3)Represents an option that has vested in full.
(4)1/48th of the shares subject to the option vest on each monthly anniversary of the vesting commencement date, subject to continued service through the applicable vesting date.

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(5)Represents earn-out shares that will become earned and issuable with respect to outstanding equity awards held by the named executive officers as of the consummation of the Business Combination in four substantially equal installments if (i) the closing price of our Class A common stock equals or exceeds $15.00, $17.00, $19.00 and $21.00, respectively, over any 20 trading days within any 30 day trading period prior to December 7, 2026, or (ii) if we consummate a change in control transaction prior to December 7, 2026 that entitles our stockholders to receive a per share consideration of at least $15.00, $17.00, $19.00 and $21.00, respectively, in each case, subject to the applicable named executive officer’s continued service through the date of the applicable triggering event.
(6)1/16th of the shares subject to the RSUs vest on each quarterly anniversary of the vesting commencement date, subject to continued service through the applicable vesting date.
(7)Represents PSUs that vest in accordance with the performance-based vesting conditions described in the “Compensation Discussion & Analysis – Executive Compensation Decisions – 2024 Annual Bonuses” above. The number of shares subject to each NEO's PSU award assumes target achievement based on actual performance during fiscal year 2024.
(8)25% of the shares subject to the options vest on the one-year anniversary of the vesting commencement date, with 1/48th of the shares vesting monthly thereafter, subject to continued service through the applicable vesting date.
(9)Represents RSUs that are subject to both a service-based vesting condition and a liquidity-based vesting condition. The service-based vesting condition is satisfied as to 25% of the RSUs on the one-year anniversary of the vesting commencement date, and as to 1/48th of the RSUs monthly thereafter, subject to continued service through the applicable vesting date. The liquidity-based vesting condition was satisfied upon the closing of the Business Combination.

Option Exercises and Stock Vested in Fiscal Year 2024
The following table summarizes the PSUs and RSUs, on an aggregated basis, that vested for each named executive officer during fiscal year 2024. No options were exercised by our named executive officers during fiscal year 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
William Marshall	295,633	$866,335
Ashley Johnson	247,481	$764,012
Robbie Schingler, Jr.	120,347	$352,246
Kevin Weil	384,099	$1,188,277
(1)Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.

Potential Payments Upon Termination or Change in Control

We have adopted the Planet Labs PBC Executive Severance Plan ("severance plan"), which provides for certain payments and the accelerated vesting of certain equity awards upon certain scenarios of employment termination in the case of each of our named executive officers. In addition, our named executive officers are eligible to receive certain earn-out shares (as defined below) upon a change in control of the Company. A description of these arrangements is set forth below.

Severance Plan

Our severance plan provides for severance payments upon certain events terminating employment. In the event a named executive officer's employment is terminated by us without “cause” or by the named executive officer for “good reason” (as each such term is defined in the severance plan), such named executive officer is eligible to receive (i) continued payment of base salary for twelve months (for Mr. Marshall only) or nine months following termination; (ii) a

PLANET LABS PBC	PROXY STATEMENT	40

pro-rated annual bonus for the fiscal year of termination (based on actual performance), less any annual bonus for such fiscal year paid prior to termination, payable in installments over twelve months (for Mr. Marshall only) or nine months following termination; and (iii) Company-subsidized group health continuation coverage for up to twelve months (for Mr. Marshall only) or nine months following termination.

In the event a named executive officer's employment is terminated by us without “cause” or by the named executive officer for “good reason” within three months prior to or within twelve months after a change in control, such named executive officer is eligible to receive (in lieu of the severance described above): (i) a lump-sum amount equal to eighteen months’ (for Mr. Marshall only) or twelve months’ base salary; (ii) a pro-rated target annual bonus for the fiscal year of termination, less any annual bonus for such fiscal year paid prior to termination; (iii) a lump-sum amount equal to 150% (for Mr. Marshall only) or 100% of the Participant’s target annual bonus; (iv) Company-subsidized group health continuation coverage for up to eighteen months (for Mr. Marshall only) or twelve months following termination; and (v) full vesting of outstanding equity-based awards.

Receipt of any severance payments and benefits under the severance plan is subject to the named executive officer’s continued compliance with applicable restrictive covenants, and the execution of an effective release of claims in favor of the Company. The severance plan also includes an Internal Revenue Code Section 280G “best pay” provision, pursuant to which any payments or benefits under the severance plan or otherwise that would be subject to an excise tax under Internal Revenue Code Section 4999 will be reduced if such reduction would result in a greater net after-tax benefit to the named executive officer than receiving the full payments or benefits.

For purposes of the severance plan, “Cause” generally means (i) a material act of dishonesty made by the named executive officer in connection with performance of the named executive officer’s responsibilities (and in the case of Mr. Weil, that also results in material harm to the Company), (ii) the named executive officer’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) the named executive officer’s gross misconduct in connection with performance of the named executive officer’s duties (or in the case of Mr. Weil, intentional misconduct), (iv) the named executive officer’s unauthorized use or disclosure any proprietary information or trade secrets of the Company or any of its subsidiaries or affiliates or any other party to whom the named executive officer owes an obligation of nondisclosure as a result of the named executive officer’s relationship with the Company (or in the case of Mr. Weil, knowing and unauthorized, or Ms. Johnson, unauthorized, use or disclosure of proprietary information or trade secrets of the Company in violation of such named executive officer’s proprietary information and invention agreement entered into with the Company); (v) the named executive officer's persistent and willful failure to perform the named executive officer’s duties and responsibilities after written notice and failure to remedy such failure within thirty (30) days after such written notice; or (vi) the named executive officer's material and willful breach of any obligations under any written agreement or covenant with the Company or any of its subsidiaries or affiliates (and in the case of Mr. Weil, failure to remedy such breach within 30 days of written notice from the Company; or in the case of Ms. Johnson, under any written agreement or covenant with the Company). For purposes of clarity, a termination without “Cause” does not include any termination that occurs as a result of the named executive officer’s death or disability.

For purposes of the severance plan, “Good Reason” generally means the named executive officer’s resignation within thirty (30) days following the expiration of any Company cure period (as discussed below) without cure following the occurrence of one or more of the following, without the named executive officer’s written consent: (i) a material reduction in the named executive officer's base salary or target bonus except for reductions that are in connection with across-the-board salary reductions (and corresponding target bonus reductions) and no greater (in percentage terms) than those imposed on substantially all of the Company’s similarly-situated employees; (ii) relocation of the named executive officer's principal place of employment to a location that is greater than fifty (50) miles from his or her principal place of employment as of the date on which he or she becomes a participant under the severance plan (other than a relocation that reduces the named executive officer's one-way commute); or (iii) a material reduction in the named executive officer's title, duties or responsibilities to the Company (other than during temporary periods of physical or mental incapacity, and other than a change in the named executive officer’s title, duties or responsibilities as a result of our Change in Control). The named executive officer must provide the Company with written notice of the grounds for “Good Reason” within thirty (30) days of the occurrence of any event that the named executive officer knows or reasonably should have known to be grounds for “Good Reason” and a cure period of thirty (30) days for the Company to cure such grounds for “Good Reason.”

For purposes of the severance plan, “Change in Control” has the same meaning as a “Change in Control” under the Company’s 2021 Incentive Award Plan (as discussed further below).

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Other Severance Arrangements

Prior to the Company’s adoption in December 2023 of the severance plan, the stock options and restricted stock units granted to Ms. Johnson in fiscal year 2021 had been eligible for vesting acceleration in connection with a qualifying termination of employment pursuant to the terms of her employment offer letter and her respective equity award agreements. In the event that Ms. Johnson’s employment had been terminated by the Company for any reason other than “Cause” or as a result of her voluntary resignation for “Good Reason” (each such term as defined in her employment offer letter or the applicable award agreement), in any case, within twelve (12) months following a “Change of Control” of the Company (as defined under the Company’s Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”)), then, subject to her execution and non-revocation of a general release of claims in favor of the Company, 50% of the then-unvested shares subject to the award would vest.

For purposes of Ms. Johnson’s awards described in the preceding paragraph, “Cause” generally has the meaning as provided above with respect to the severance plan. Additionally, for purposes for such awards, “Good Reason” generally means the named executive officer’s resignation within thirty (30) days following the expiration of any Company cure period (as discussed below) without cure following the occurrence of one or more of the following, without the named executive officer’s written consent: (i) a material reduction of the named executive officer’s duties, position, title or responsibilities, or removal from such position and responsibilities, either of which results in a material diminution of authority, duties or responsibilities, unless the named executive officer is provided with a comparable or greater position; (ii) a material reduction in base salary or total compensation (base salary plus target bonus) as in effect immediately prior to the Change in Control; (iii) a material change in geographic location at which the named executive officer must perform services (i.e., a change of twenty-five (25) miles or more unless such relocation is closer to the named executive officer’s principal residence); or (iv) a material breach by the Company of any written agreement between the Company and the named executive officer. The named executive officer must provide the Company with written notice of the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of thirty (30) days following the date of such notice. “Change of Control” under the 2011 Plan generally means, with certain limited exceptions, (i) a sale of all or substantially all of the Company’s assets other than to certain excluded entities, (ii) the holders of capital stock of the Company approve a plan of complete liquidation of the Company, (iii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than to certain excluded entities, or (iv) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting securities.

Prior to the Company’s adoption in December 2023 of the severance plan, the award of stock options granted to Mr. Weil in fiscal year 2021 covering 1,200,000 shares had been eligible for vesting acceleration in connection with a qualifying termination of employment pursuant to the terms of his employment offer letter and applicable equity award agreement. In the event that Mr. Weil’s employment had been terminated by the Company for any reason other than “Cause” or as a result of his voluntary resignation for “Good Reason” (each such term as defined in his employment offer letter or the applicable award agreement), in any case, within twelve (12) months following a “Change of Control” of the Company (as defined under the 2011 Plan), then, subject to his execution and non-revocation of a general release of claims in favor of the Company, 50% of the shares subject to the award would vest (or if less, all of the unvested portion of the option).

For purposes of Mr. Weil’s stock option award described in the preceding paragraph, “Cause” generally has the meaning as provided above with respect to the severance plan. Additionally, for purposes for such award, “Good Reason” generally means the named executive officer’s resignation within thirty (30) days following the expiration of any Company cure period (as discussed below) without cure following the occurrence of one or more of the following, without the named executive officer’s written consent: (i) a material reduction of the named executive officer’s duties, position, title or responsibilities, or removal from such position and responsibilities, either of which results in a material diminution of authority, duties or responsibilities, unless the named executive officer is provided with a comparable or greater position; (ii) a material reduction in base salary or total compensation (base salary plus target bonus) as in effect immediately prior to the Change in Control; (iii) a material change in geographic location at which the named executive officer must perform services (i.e., a change of twenty-five (25) miles or more unless such relocation is closer to the named executive officer’s principal residence); or (iv) a material breach by the Company of any written agreement between the Company and the named executive officer. The named executive officer must provide the Company with written notice of the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of thirty (30) days following the date of such notice.

PLANET LABS PBC	PROXY STATEMENT	42

2021 Incentive Award Plan

Under the Company’s 2021 Incentive Award Plan, in the event of the Company’s “Change in Control” (as defined in such plan), if a participant’s award (including any named executive officer’s award) is not continued, converted, assumed, or replaced with a substantially similar award by the Company or a successor entity or its parent or subsidiary (an “Assumption”), and provided that the participant’s service has not terminated, then, immediately prior to the Change in Control, such award will become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such award will lapse, and such award will be canceled in exchange for the right to receive the Change in Control consideration with respect to the shares subject to such award (net of any applicable exercise price).

For purposes of the Company’s 2021 Incentive Award Plan, “Change in Control” generally means (i) a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the SEC or a transaction or series of transactions that meets the requirements of clauses (a) and (b) of subsection (iii) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (i) or (iii)) whose election by the board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of a merger, consolidation, reorganization, or business combination or a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or the acquisition of assets or stock of another entity, in each case other than a transaction: (a) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s (as defined in the 2021 Plan (as defined below)) outstanding voting securities immediately after the transaction, and (b) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of such the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (b) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction. For purposes of the foregoing subsection (iii), “Successor Entity” generally means the Company or other person that, as a result of the transaction described in subsection (iii), controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company.

Earn-outs

Pursuant to the terms of the Business Combination, upon the closing of the Business Combination, each holder of outstanding equity awards covering Company common stock immediately before the consummation of the Business Combination, which includes our named executive officers, became entitled to receive their respective pro rata shares of up to 27,000,000 additional shares of our Class A common stock (the “earn-out shares”). The earn-out shares are comprised of four substantially equal tranches, which will become earned and issuable if (i) the closing price of our Class A common stock equals or exceeds $15.00, $17.00, $19.00 and $21.00, respectively, over any 20 trading days within any 30-day trading period prior to December 7, 2026 (with 6,750,000 shares becoming earned and issuable upon the achievement of each such stock price milestone), or (ii) we consummate a change in control transaction prior to December 7, 2026, that entitles our stockholders to receive a per share consideration of at least $15.00, $17.00, $19.00 and $21.00, respectively, in each case, subject to the holder’s continued employment or service through the applicable triggering event.

The earn-out shares that each named executive officer is eligible to earn in respect of outstanding equity awards held by him or her at the time of the Business Combination are included above in the Outstanding Equity Awards at Fiscal Year-End table. Upon a change in control of the Company, earn-out shares will only be earned if the required stock price milestones are achieved upon such change in control, subject to the holder’s continued employment or service through the change in control.

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Estimated Potential Payments at 2024 Fiscal Year End
The following table summarizes the payments and benefits that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment and/or a change in control of the Company, in any case, assuming such termination had occurred on January 31, 2024. Amounts shown do not include earn-out shares, as the required stock price milestones were not met as of January 31, 2024, and accordingly, no earn-out shares would have been issued to our named executive officers if a change in control had occurred on such date. Also, amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($) (1)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($) (1)
William Marshall	Cash	$500,000	$750,000
	Equity Acceleration (2)	$0	$3,700,348
	Continued Healthcare	$10,018	$15,026
	Total	$510,018	$4,465,374

Ashley Johnson	Cash	$303,750	$405,000
	Equity Acceleration (2)	$0	$2,138,902
	Continued Healthcare	$15,101	$20,135
	Total	$318,851	$2,564,037

Robbie Schingler, Jr.	Cash	$270,000	$360,000
	Equity Acceleration (2)	$0	$1,393,970
	Continued Healthcare	$14,377	$19,169
	Total	$284,377	$1,773,139

Kevin Weil	Cash	$45,000	$60,000
	Equity Acceleration (2)	$0	$2,733,136
	Continued Healthcare	$17,544	$23,392
	Total	$62,544	$2,816,528
(1)Severance payments and benefits as provided to the named executive officer under the severance plan. In the event of a “Change in Control” within the meaning of the Company’s 2021 Incentive Award Plan pursuant to which the named executive officer’s awards are not eligible for Assumption, the value of the vesting acceleration for such equity awards, assuming such Change in Control had occurred on January 31, 2024, is $2,583,806 for Mr. Marshall; $1,577,591 for Ms. Johnson; $1,066,487 for Mr. Schingler; and $1,136,294 for Mr. Weil.

(2)With respect to options, the value of equity acceleration was calculated by (i) multiplying the number of accelerated shares of common stock underlying the option by $2.26, the closing trading price of our common stock on January 31, 2024 and (ii) subtracting the aggregate exercise price for such accelerated shares. This formula resulted in a value of $0 as shown in the table above because the exercise price per share of each option was greater than the closing trading price of our common stock on January 31, 2024 ($2.26).

With respect to RSUs and PSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs by $2.26, the closing trading price of our common stock on January 31, 2024.

2024 Pay Ratio Disclosure

As required by SEC rules, we are providing the information below to explain the relationship between the annual total compensation of Mr. Marshall, who served as our chief executive officer in fiscal year 2024, and the annual total

PLANET LABS PBC	PROXY STATEMENT	44

compensation of the median employee of the Company excluding our chief executive officer. We identified the median employee using our employee population as of December 31, 2023.
The median annual total compensation disclosed below is based on the Company’s global workforce and the following methodology:
•We collected the payroll data of all employees globally, whether employed on a full-time, part-time, temporary or seasonal basis (but not including any contractors or consultants) as of December 31, 2023.
•As our consistently applied compensation measure, we used the total cash compensation earned by employees over the full calendar year ending as of December 31, 2023. No adjustments to compensation were made regarding annualization or cost of living.
•We applied an exchange rate as of December 31, 2023, to convert all foreign currencies into U.S. dollars.
Using this methodology, we identified our median employee for fiscal year 2024. We then calculated the median employee's annual total compensation for fiscal year 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which was calculated to be $106,571. Mr. Marshall’s annual total compensation for fiscal year 2024, as reported under the “Total” column (column (j)) in the 2024 Summary Compensation Table, was $6,250,741. Based on this information, for fiscal year 2024, the ratio of the compensation of our chief executive officer to the median annual total compensation of all other employees of the Company was estimated to be 58.7 to 1.
We believe our pay ratio presented above is a reasonable estimate. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions that reflect their employee populations and compensation practices. As a result, our pay ratio may not be comparable to the pay ratio reported by other companies.

PLANET LABS PBC	PROXY STATEMENT	45

2024 Pay Versus Performance Disclosure

The following table summarizes information concerning the compensation of our Chief Executive Officer (referred to in this discussion as our principal executive officer (“PEO”)) and our non-PEO named executive officers (“Non-PEO NEOs”) and our financial performance for fiscal years 2024, 2023 and 2022. This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K under the Exchange Act (“Item 402(v)”) and does not necessarily reflect value actually realized by the named executive officers or how the compensation committee evaluates compensation decisions in light of Company or individual performance. For discussion of how the compensation committee seeks to align pay with performance when making compensation decisions, please review the Compensation Discussion & Analysis elsewhere in this proxy statement.

					Value of Initial Fixed $100 Investment Based on:		(in thousands)
Year (1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(4)(5)	Net Income (Loss) ($)(6)	GAAP Revenue (6)(7)
2024	6,250,741	(38,589)	2,789,191	(1,738,432)	20.91	110.07	(140,509)	220,696

2023	610,285	(351,766)*	1,024,613	(380,184)*	45.79	73.74	(161,966)	191,256

2022	10,863,643	6,866,622	12,275,147	8,529,207 **	56.43	93.59	(137,124)	131,209
* The 2023 "Compensation Actually Paid to PEO" and "Compensation Actually Paid to Non-PEO NEOs" have been revised to correct inadvertent calculation errors in last year’s proxy statement as further described in footnote 3 below.
** The 2022 "Compensation Actually Paid to Non-PEO NEOs" has been revised to correct inadvertent calculation errors in last year’s proxy statement as further described in footnote 3 below.
(1)In accordance with Instruction 2 to Item 402(v), we have not provided disclosure for fiscal years during which we were not required to report pursuant to Section 13(a) or 15(d) of the Exchange Act.
(2)William Marshall was our PEO for fiscal years 2024, 2023 and 2022. Our Non-PEO NEOs, for each year presented above were:

Fiscal Year	Non-PEO NEOs
2024	Ashley Johnson, Robbie Schingler, Jr. and Kevin Weil
2023	Ashley Johnson and Robbie Schingler, Jr.
2022	Ashley Johnson and Kevin Weil
(3)The following table summarizes the adjustments made to each of the PEO's total compensation and the average of the Non-PEOs' total compensation, in each case, reported in the Summary Compensation Table, as required by SEC rules, to calculate "Compensation Actually Paid" amounts included in the table above. The fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for RSU and PSU awards, the closing price per share as of the applicable date; (ii) for stock options, using the Black-Scholes option pricing model as of the applicable date; and (iii) for earn-out awards, using a model based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the possibility that the market condition targets may not be satisfied as of the applicable date. For further details, please see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2024. The valuation methods used to calculate fair values did not materially differ from those disclosed as of the grant date of the equity awards. The fair value of the employee stock options granted during the fiscal years ended January 31, 2024, January 31, 2023, January 31, 2022, and January 31, 2021, was estimated using the following assumptions:

	Year Ended January 31,
	2024	2023	2022	2021
Weighted-average expected term (years)	3.1 - 4.7	3.6 - 5.1	3.6 -6.1	4.7 - 5.4
Expected volatility	58.23% - 74.68%	61.40% - 75.49%	55.90% - 63.92%	54.51% - 56.24%
Risk-free interest rate	3.46% - 4.8%	1.56% - 4.455%	0.33% - 1.685%	0.62%
Dividend yield	0.00%	0.00%	0.00%	0.00%

PLANET LABS PBC	PROXY STATEMENT	46

Adjustments	Fiscal Year 2024		Fiscal Year 2023		Fiscal Year 2022
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Summary Compensation Table Total Compensation	6,250,741	2,789,191	610,285	1,024,613	10,863,643	12,275,147

Adjustments for stock awards and option awards (1)
(Deduct): Aggregate value for stock awards and option awards included in Summary Compensation Table Total Compensation for the covered fiscal year	(5,750,272)	(2,513,781)	—	(494,188)	(10,379,018)	(11,960,050)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	2,583,806	1,014,059	—	419,698	5,751,773	6,417,961
Add (Deduct): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(3,422,646)	(2,743,352)	(815,992)	(487,409)	—	655,031
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	866,335	377,401	—	73,520	630,224	183,824
Add (Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting occurred in covered fiscal year	(566,553)	(661,950)	(146,059)*	(156,050)**	—	957,295***

Compensation Actually Paid under Item 402(v)	(38,589)	(1,738,432)	(351,766)	380,184	6,866,622	8,529,208

* Reflects a revision from the figure published in last year's proxy statement, which was shown as $135,210 due to an inadvertent calculation error.
** Reflects a revision from the figure published in last year's proxy statement, which was shown as $46,422 due to an inadvertent calculation error.
*** Reflects a revision from the figure published in last year's proxy statement, which was shown as $759,043 due to an inadvertent calculation error.
(4)Represents the cumulative total stockholder return of our peer group, assuming $100 was invested for the period starting December 7, 2021, through the end of the applicable year and assuming the reinvestment of all dividends (if any).
(5)The peer group used in this disclosure is the Nasdaq Computer Index, which is the same peer group used in the stock performance graph required by Item 201(e) of Regulation S-K and included in Part II, Item 5 of our Annual Report on Form 10-K.
(6)Net Income (Loss) and GAAP Revenue used in this disclosure are as reported in the Company’s Consolidated Statements of Income included in our Annual Report on Form 10-K.

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(7)For the purposes of this disclosure, the Company designated GAAP Revenue as its selected financial measure, which, in the Company's assessment, represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our named executive officers, for fiscal year 2024, to the Company’s performance.

Tabular List of Most Important Financial Performance Measures
The following are the two financial performance measures that the Company uses to link compensation actually paid to our named executive officers to Company performance for fiscal year 2024:

Financial Performance Measures
GAAP Revenue
Non-GAAP Adjusted EBITDA
The Company does not utilize any other financial performance measures in the compensation program for its named executive officers. For additional details regarding our most important financial performance measures, please see the section titled “— 2024 Annual Bonuses” in our Compensation Discussion & Analysis elsewhere in this proxy statement.

Relationship Between Financial Performance Measures and Compensation Actually Paid

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our Non-PEO NEOs, with (i) our cumulative and peer group total shareholder return ("TSR"), (ii) our net income (loss), and (iii) our GAAP Revenue, in each case, for fiscal years 2022, 2023 and 2024. TSR amounts reported in the graph assume an initial fixed investment of $100 on December 7, 2021, and the reinvestment of all dividends (if any).

PLANET LABS PBC	PROXY STATEMENT	48

PLANET LABS PBC	PROXY STATEMENT	49

DIRECTOR COMPENSATION
Outside Director Compensation Policy
We maintain a compensation policy for our non-employee directors, or the “Outside Director Compensation Policy.” Commencing with fiscal year 2023, our non-employee directors were eligible to receive certain cash compensation and equity awards under the Outside Director Compensation Policy. The material terms of the Outside Director Compensation Policy as in effect as of the end of fiscal year 2024 are summarized below.
Cash Compensation
Under the Outside Director Compensation Policy, our non-employee directors are entitled to the following cash retainers for their service on our board of directors:
•Annual Retainer: $150,000
•If the non-employee director serves as the lead independent director or as chairperson of a committee, an additional annual retainer as follows:
◦Lead Independent Director: $25,000
◦Chairperson of Audit Committee: $20,000
◦Chairperson of Compensation Committee: $12,000
◦Chairperson of Nominating and Governance Committee: $8,000
Annual cash retainers are generally paid in quarterly installments in arrears and are pro-rated for any partial quarter of service. In addition, reasonable, customary and documented expenses for travel to board meetings are eligible to be reimbursed by the Company.
Equity Compensation
Under the Outside Director Compensation Policy, our non-employee directors are entitled to the following equity awards for their service on our board of directors:
•Initial Award: Each non-employee director who is initially elected or appointed to serve as a non-employee director of our board of directors will automatically be granted an RSU award with a value equal to $200,000, multiplied by the fraction obtained by dividing (i) the number of days during the period beginning on the date the individual first becomes a non-employee director and ending on the one-year anniversary of the date of the most recent annual meeting of our stockholders to occur prior to the grant date by (ii) 365 (the “Initial Award”).
•Annual Award: Each non-employee director who is serving on our board of directors as of the date of the annual meeting of our stockholders each calendar year will automatically be granted an RSU award with a value equal to $200,000 (the “Annual Award”).
An individual who first becomes a non-employee director on the date of an annual meeting of our stockholders receives the full value of the Initial Award without proration but does not also receive an Annual Award on such date. Each Initial Award and each Annual Award will vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting of our stockholders following the grant date, subject to the applicable director’s continued service on the board as a non-employee director through the applicable vesting date. In addition, each outstanding Initial Award and Annual Award will vest in full upon a change in control of the Company (as defined in the Company's 2021 Incentive Award Plan), subject to the applicable director’s continued service on the board as a non-employee director until at least immediately prior to the change in control.
Compensation Elections
Each non-employee director has the opportunity to elect, on or prior to December 31st of the calendar year immediately prior to the calendar year in which the next annual meeting occurs, to receive up to the entire amount of his or her annual cash retainer for the period commencing on the date of such next annual meeting in the form of an award of RSUs of equivalent value. Any such award of RSUs will be granted at the same time as the Annual Award and will vest in four equal installments on each of September 15, December 15, March 15, and June 15 following the grant date, subject to the applicable director’s continued service on the board through the applicable vesting date.
Minimum Stock Ownership
As discussed further above in the section entitled “Other Elements of our Executive Compensation – Stock Ownership Guidelines,” effective May 26, 2023, our board adopted stock ownership guidelines that are applicable to our named executive officers as well as our non-employee directors. The guidelines expect for each non-employee director to attain ownership of our common stock with an aggregate fair market value equal to at least three times his or her annual cash retainer (excluding retainers for committee membership or chairmanship) within five years of first becoming subject to the guidelines.

PLANET LABS PBC	PROXY STATEMENT	50

Fiscal Year 2024 Director Compensation Table
The table below sets forth the compensation earned by our non-employee directors, including cash compensation and equity awards, for their service on our board of directors in fiscal year 2024. Each other member of our board of directors (Mr. Marshall and Mr. Schingler) is an executive officer and employee of the Company and did not receive any additional compensation for his services as a director in fiscal year 2024. The compensation earned by Mr. Marshall and Mr. Schingler in fiscal year 2024 is set forth in the Summary Compensation Table above.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)
Kristen Robinson	$79,089	$324,464	$403,553
Carl Bass	—	—	—
Ita Brennan	$170,000	$185,409	$355,409
Niccolo de Masi	$67,089	$324,464	$391,553
Vijaya Gadde	$75,089	$324,464	$399,553
Heidi Roizen	$150,000	$185,409	$335,409
(1)Reflects cash retainer fees earned by our non-employee directors in fiscal year 2024.
(2)Reflects equity awards to eligible directors under our Outside Director Compensation Policy as described above. Amounts reflect the full grant-date fair value of RSUs granted during the reported period computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the non-employee director, as further described in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2024.
The table below shows, as of January 31, 2024, the aggregate number of shares subject to RSUs and options (exercisable and unexercisable) held by, and earn-out shares that may become issuable to, each non-employee director who was serving in such capacity as of January 31, 2024. For a description of the earn-out shares that may become issuable to certain individuals including our non-employee directors, see the section entitled “Potential Payments Upon Termination or Change in Control – Earn-Outs” further above.

Name	Stock Awards Outstanding at Fiscal Year End	Options Outstanding at Fiscal Year End
Kristen Robinson	74,326	—
Carl Bass	111,568	529,931
Ita Brennan	55,745	—
Niccolo de Masi	74,326	—
Vijaya Gadde	74,326	—
Heidi Roizen	54,055	—

PLANET LABS PBC	PROXY STATEMENT	51

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Class A common stock and Class B common stock as of May 15, 2024 by:
•each person who is known to be the beneficial owner of more than 5% of shares of our Class A common stock or Class B common stock;
•each of Planet’s current named executive officers, current directors and director nominees; and
•all current executive officers, current directors and director nominees of Planet as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of May 15, 2024.

Unless otherwise indicated, Planet believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner (1)	Shares	%	Shares	%
5% Holders
Google LLC (2)	31,942,641	11.85%	-	-
Entities affiliated with Draper Fisher Jurvetson (3)	23,249,784	8.62%	-	-
The Vanguard Group (4)	18,276,242	6.78%	-	-
Directors, Director Nominees and Named Executive Officers (5)
William Marshall (6)	15,090,484	5.27%	10,578,793	50.0%
Robert Schingler, Jr. (6)(7)	11,894,098	4.23%	10,578,793	50.0%
Ashley Johnson	2,109,289	*	-	-
Kevin Weil (8)	2,450,251	*
Carl Bass	721,410	*	-	-
Ita Brennan	118,895	*	-	-
Niccolo de Masi (9)	3,155,518	1.17%	-	-
Vijaya Gadde	144,118	*	-	-
Heidi Roizen	103,577	*	-	-
Kristen Robinson	132,404	*	-	-
Susan Wojcicki	0	-	-	-
All directors, director nominees and executive officers as a group (10 individuals)	33,469,793	11.20%	21,157,586	100.0%
* Less than one percent
(1)Unless otherwise noted, the business address of each of the directors and executive officers is 645 Harrison St., Floor 4, San Francisco, California 94107.
(2)Pursuant to the Schedule 13G filed by Google LLC on December 17, 2021, each of Google LLC, XXVI Holdings Inc. (the managing member of Google LLC) and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may be deemed to have sole power to vote and sole power to dispose of the securities owned directly by Google LLC. The address for Google LLC, XXVI Holdings Inc. and Alphabet Inc. is 1600 Amphitheatre Parkway, Mountain View, California 94043. Each of the reporting entities disclaim beneficial ownership over such securities except to the extent of their pecuniary interest therein.

PLANET LABS PBC	PROXY STATEMENT	52

(3)Pursuant to the Schedule 13G filed by Draper Fisher Jurvetson Fund X, L.P. (“Fund X”) on January 31, 2023 (“Draper 13G”), 20,909,027 shares of our Class A common stock are held by Fund X, 638,863 shares of our Class A common stock are held by Draper Fisher Jurvetson Partners X, LLC (“Partners X”), 940,235 shares of our Class A common stock are held by Draper Associates Riskmasters Fund II, LLC (“DARF II”), and 761,659 shares of our Class A common stock are held by Draper Associates Riskmasters Fund III, LLC (“DARF III”). Pursuant to the Draper 13G, (a) each of Fund X, Draper Fisher Jurvetson Fund X Partners, L.P. (“Fund X Partners”), and DFJ Fund X, Ltd. (“Fund X Ltd.”) may be deemed to have shared power to vote and shared power to dispose of 20,909,027 shares of our Class A common stock, (b) Partners X may be deemed to have shared power to vote and shared power to dispose of 638,863 shares of our Class A common stock, (c) DARF II may be deemed to have shared power to vote and shared power to dispose of 940,235 shares of our Class A common stock, (d) DARF III may be deemed to have shared power to vote and shared power to dispose of 761,659 shares of our Class A common stock, (e) Timothy C. Draper, as a managing director of Fund X, a managing member of Partners X, a director of Fund X Ltd. and the managing member of DARF II and DARF III, may be deemed to have sole power to vote and sole power to dispose of 1,701,894 shares of our Class A common stock and shared power to vote and shared power to dispose of 21,547,890 shares of our Class A common stock, (f) John H. N. Fisher, as a managing director of Fund X, a managing member of Partners X and a director of Fund X Ltd, may be deemed to have shared power to vote and shared power to dispose of 21,547,890 shares of our Class A common stock, and (g) Andreas Stavropoulos, Joshua Stein and Donald F. Wood, each directors of Fund X Ltd., may be deemed to have shared power to vote and shared power to dispose of 20,909,027 shares of our Class A common stock. The address for Fund X, Fund X Partners, Fund X Ltd., Partners X, Mr. Fisher, Mr. Stavropoulos, Mr. Stein and Mr. Wood is 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025. The address for DARF II, DARF III and Mr. Draper is 55 East 3rd Avenue, San Mateo, CA 94401. Mr. Draper. Mr. Fisher, Mr. Stavropoulos, Mr. Stein, and Mr. Wood each disclaim beneficial ownership over such securities except to the extent of their pecuniary interest therein.
(4)Pursuant to the Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard”) on February 13, 2024, Vanguard may be deemed to have shared voting power with respect to 294,906 shares, sole dispositive power with respect to 17,816,066 shares, and shared dispositive power with respect to 460,176 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(5)Includes 30,670,366 aggregate shares of Class A common stock, which these directors and executive officers have the right to acquire presently or upon vesting within 60 days. These shares are held as follows: Mr. Marshall, 14,685,001 shares; Mr. Schingler, 11,780,239 shares; Ms. Johnson, 1,883,778 shares; Mr. Weil, 1,474,778 shares; Mr. Bass, 545,887 shares; Ms. Brennan, 54,055 shares; Mr. de Masi, 64,191 shares; Ms. Gadde, 64,191 shares; Ms. Roizen, 54,055 shares; and Ms. Robinson 64,191 shares.
(6)Includes shares of Class A common stock that could be acquired upon a transfer of shares of Class B common stock held by the holder.
(7)Includes shares of Class B common stock that are held by a family trust, of which Mr. Schingler is a trustee.
(8)Includes shares of Class A common stock that are held by a family trust, of which Mr. Weil is a trustee.
(9)Includes shares of Class A common stock that are held by Isalea Investments LP, of which Mr. de Masi is the managing member.

PLANET LABS PBC	PROXY STATEMENT	53

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information, as of January 31, 2024, about our compensation plans under which shares of our Class A common stock may be issued.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders	53,835,216	$5.34	48,146,008
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Totals	53,835,216	$5.34	48,146,008
(1)Includes shares subject to outstanding awards granted under the 2011 Plan and our 2021 Incentive Award Plan (the “2021 Plan”) as of January 31, 2024, of which 26,956,953 shares are subject to outstanding stock options and 26,878,263 shares are subject to outstanding RSUs.
(2)Represents the weighted-average exercise price of stock options outstanding under the 2011 Plan as of January 31, 2024. The weighted average exercise price is calculated based solely on the exercise prices of the outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding RSUs, which have no exercise price.
(3)Includes 34,649,715 shares available for future issuance under our 2021 Plan and 13,496,293 shares available for future issuance under our 2021 Employee Stock Purchase Plan (the "ESPP"), as of January 31, 2024. There are no shares available for future issuance under our 2011 Plan.
The number of shares available for issuance under our 2021 Plan increases automatically on the first day of each Company fiscal year beginning with February 1, 2022 and ending on and including February 1, 2031, in an amount equal to the lesser of (i) a number of shares equal to 5% of the aggregate number of shares of Class A common stock and Class B common stock outstanding on the final day of the immediately preceding Company fiscal year and (ii) such smaller number of shares as is determined by our board of directors.
The number of shares available for issuance under our ESPP increases automatically on the first day of each Company fiscal year beginning on February 1, 2022 and ending on and including February 1, 2031, in an amount equal to the lesser of (a) 1% of the aggregate number of shares of Class A common stock and Class B common stock outstanding on the final day of the immediately preceding Company fiscal year and (b) such smaller number of shares as determined by our board of directors.

PLANET LABS PBC	PROXY STATEMENT	54

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following includes a summary of transactions since February 1, 2023 and any currently proposed transactions to which we were or are expected to be a participant in which (i) the amount involved exceeded or will exceed $120,000, and (ii) any of our directors, director nominees, executive officers, or holders of more than 5% of any class of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Agreements with Google
We are, and in the past have been, party to various agreements with Google LLC and its affiliated entities, which hold more than 5% of our outstanding Class A common stock.
On December 15, 2016, we entered into the Google Cloud Platform License Agreement with Google Inc., as amended February 13, 2020, May 27, 2020, and June 28, 2021, pursuant to which we purchase hosting and other services from Google Inc. Under the Google Cloud Platform License Agreement, we have $193 million in aggregate purchase commitments from August 1, 2021 through January 31, 2028, the end of the contract term.
On April 14, 2017, we entered into the Content License Agreement with Google Inc., pursuant to which we license imagery content to Google. Pursuant to its terms, the agreement expired in April 2023. For the fiscal year ended January 31, 2024, we recognized revenue of $0.3 million, which was the deferred revenue balance associated with the Content License Agreement.
In July 2023, we entered into a one year content license agreement with Google LLC pursuant to which the Company agreed to license content to Google and provide certain of its products and services in exchange for a $1.0 million fee. The agreement also provides for the Company to receive up to $2.0 million in value of Google cloud credits that the Company can apply against the cost of Google cloud services under the Google Cloud Platform License Agreement it utilizes to fulfill its obligations under the agreement. The agreement does not include extension or renewal terms. The Company recognized $1.0 million revenue related to the content license agreement for the fiscal year ended January 31, 2024.
In November 2023, we entered into a Google Cloud Vendor Agreement with Google LLC pursuant to which the Company can list its imagery on the Google Marketplace platform. The initial term of this agreement is one year with automatic renewals. Under the terms of the Google Cloud Vendor Agreement, a fee of 3% of any sales of Planet imagery to third parties through the listings is payable by the Company to Google LLC. For the fiscal year ended January 31, 2024, the Company did not recognize any sales to third parties from these listings.
Registration Rights Agreement
On December 7, 2021, in connection with the consummation of the Business Combination, Planet, dMY Sponsor, dMY IV’s directors and officers, the Planet Founders, certain of our directors and officers and certain of our stockholders entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”).
Pursuant to the Registration Rights Agreement, we are required to register for resale securities held by the stockholders party thereto. In certain circumstances, such certain stockholders can demand up to four underwritten offerings in any 12-month period, and such stockholders will be also be entitled to certain piggyback registration rights. We will bear certain expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.
The Registration Rights Agreement amends and restates the registration rights agreement that was entered into upon the consummation of dMY IV’s initial public offering. The Registration Rights Agreement will terminate on the earlier of (i) the five-year anniversary of the date of the Registration Rights Agreement or (ii) with respect to any applicable stockholder, on the date that such stockholder no longer holds any Registrable Securities (as defined in the Registration Rights Agreement).
Indemnification Agreements
We have entered into indemnification agreements with each of our respective directors and executive officers. The indemnification agreements and our bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to very limited exceptions, our bylaws also require us to advance expenses incurred by its directors and officers.
Policies and Procedures for Related Person Transactions
Our board of directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the company or any of its subsidiaries was, is or will be a participant, the

PLANET LABS PBC	PROXY STATEMENT	55

amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•any person who is, or at any time during the applicable period was, one of our executive officers or directors;
•any person who is known by us to be the beneficial owner of 5% of any class of our voting stock;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of 5% of any class of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee has the responsibility to review related party transactions and all such transactions shall be approved or ratified by the audit committee.

PLANET LABS PBC	PROXY STATEMENT	56

OTHER MATTERS
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities, to file with the SEC reports of their ownership and changes in their beneficial ownership of such securities. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended January 31, 2024 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, and beneficial owners of greater than 10% of the registered class of our equity securities were filed on a timely basis during the year ended January 31, 2024, except for one late Form 4 filing for Ashley Johnson reporting one transaction filed on November 6, 2023 due to an administrative oversight.
OTHER MATTERS AT THE ANNUAL MEETING
Our board of directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
PLANET’S ANNUAL REPORT ON FORM 10-K
A copy of Planet’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on May 15, 2024 without charge upon written request addressed to Planet Labs PBC, Attention: Company Secretary, 645 Harrison Street, Floor 4, San Francisco, California 94107. A reasonable fee will be charged for copies of exhibits. You also may access our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 at www.planet.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
San Francisco, California
May 29, 2024

PLANET LABS PBC	PROXY STATEMENT	57

PLANET LABS PBC
645 HARRISON STREET, 4TH FLOOR
SAN FRANCISCO, CA 94107

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 10, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PL2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box below marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 10, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47687-P11053

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLANET LABS PBC

The Board of Directors recommends you vote FOR the following:

1. To elect the following individuals to serve on the board of directors of Planet Labs PBC as Class III directors, until the 2027 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified.

Nominees:	For	Withhold
1a. Kristen Robinson	☐	☐
1b. Carl Bass	☐	☐
1c. Ita Brennan	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

2. To elect the following individual to serve on the board of directors of Planet Labs PBC as a Class II director, until the 2026 annual meeting of stockholders and until their respective successor shall have been duly elected and qualified.

	For	Against	Abstain
Nominee:			
2a. Susan Wojcicki	☐	☐	☐
3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025.	☐	☐	☐
4. To approve, on a non-binding advisory basis, the compensation of our named executive officers ("Say-on-Pay Vote").	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any continuation, postponement, or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V47688-P11053

PLANET LABS PBC
Annual Meeting of Stockholders
July 11, 2024 10:00 AM PT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints William Marshall, Ashley Fieglein Johnson and Amy Keating (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Planet Labs PBC which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on July 11, 2024 at 10:00 AM PT virtually via live audio webcast at www.virtualshareholdermeeting.com/PL2024, and any continuation, postponement, or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any continuation, postponement, or adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and any continuation, postponement, or adjournment thereof and revoking any proxy heretofore given.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not provide any direction, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any continuation, postponement, or adjournment thereof.

Continued and to be signed on reverse side